                                                                   EXHIBIT 10.51

                                  OFFICE LEASE

                                    BETWEEN

                           BRADBURY ASSOCIATES, L.P.,
                        a California limited Partnership

                                   LANDLORD,

                                      and

                       CATELLUS DEVELOPMENT CORPORATION,
                             a Delaware corporation

                                     TENANT

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
                                                                                        ----
ARTICLE 1: PREMISES...................................................................   1
     1.1   Lease of Premises..........................................................   1
     1.2   Basic Terms................................................................   1
     1.3   Tenant's Acceptance of Premises............................................   4
     1.4   Rights Reserved to Landlord................................................   4
     1.5   BONA Method of Measurement.................................................   4
     1.6   Access to Building and Parking.............................................   5
     1.7   Additional Space...........................................................   5

ARTICLE 2: LEASE TERM.................................................................   5
     2.1   Commencement Date..........................................................   5
     2.2   Expiration Date............................................................   6
     2.3   Possession.................................................................   6
     2.4   Delays Caused By Tenant....................................................   8
     2.5   Renewal Option.............................................................   8
     2.6   Right to Terminate.........................................................  11

ARTICLE 3: RENT.......................................................................  12
     3.1   Base Rent..................................................................  12
     3.2   Intentionally Omitted......................................................  13
     3.3   Additional Rent............................................................  13
     3.4   Determination and Payment of Additional Rent...............................  13
     3.5   Utilities..................................................................  26
     3.6   Common Areas...............................................................  26
     3.7   Late Charges...............................................................  27
     3.8   Interest on Past Due Obligations...........................................  27
     3.9   Abatement of Rent When Tenant Is Prevented From Using Premises.............  27

ARTICLE 4: ARBITRATION................................................................  29

ARTICLE 5: INDEMNITY; LEGAL COSTS.....................................................  31
     5.1   Indemnity..................................................................  32
     5.2   Legal Proceedings..........................................................  33
     5.3   Landlord's Consent.........................................................  33

ARTICLE 6: USE OF PROPERTY............................................................  33
     6.1   Permitted Use..............................................................  33
     6.2   Restrictions on Use........................................................  33
     6.3   Compliance With Governmental and Insurance Regulations;
           Assumption of Risk of Noncompliance........................................  34
     6.4   Landlord's Access..........................................................  34
     6.5   Hazardous Materials........................................................  35
     6.6   Compliance with Laws and Other Requirements................................  36
     6.7   Compliance by Other Tenants................................................  38

ARTICLE 7: MAINTENANCE, REPAIRS, AND ALTERATIONS......................................  39
     7.1   Tenant's Obligations.......................................................  39
     7.2   Landlord's Obligations.....................................................  39

     7.3   Alterations, Additions, and Improvements...................................  41
     7.4   Condition Upon Termination.................................................  42
     7.5   Right to Repair............................................................  43

ARTICLE 8: DAMAGE OR DESTRUCTION......................................................  44
     8.1   Damage to Premises.........................................................  44
     8.2   Abatement of Rent..........................................................  46

ARTICLE 9: CONDEMNATION...............................................................  47

ARTICLE 10: ASSIGNMENT AND SUBLETTING.................................................  48
     10.1   Landlord's Consent Required...............................................  48
     10.2   Tenant Affiliate..........................................................  48
     10.3   No Release of Tenant......................................................  48
     10.4   Landlords Consent.........................................................  48
     10.5   Rent or Other Premiums....................................................  48
     10.6   Occupancy By Others.......................................................  49
     10.7   Recognition Agreement.....................................................  49

ARTICLE 11: DEFAULTS AND REMEDIES.....................................................  50
     11.1   Covenants and Conditions..................................................  50
     11.2   Defaults..................................................................  50
     11.3   Remedies..................................................................  51
     11.4   Landlord's Cure of Tenant's Default.......................................  52

ARTICLE 12: PROTECTION OF LENDERS.....................................................  53
     12.1   Subordination.............................................................  53
     12.2   Attornment................................................................  53
     12.3   Signing of Document.......................................................  53
     12.4   Estoppel Certificates.....................................................  54
     12.5   Tenant's Financial Condition..............................................  55
     12.6   Non-Disturbance Agreement.................................................  55
     12.7   Notice to Lenders.........................................................  55

ARTICLE 13: INSURANCE; INDEMNITY; WAIVERS.............................................  56
     13.1   Liability Insurance.......................................................  56
     13.2   Other Insurance: Landlord.................................................  56
     13.3   Other Insurance: Tenant...................................................  57
     13.4   Insurance Policies........................................................  57
     13.5   Waiver of Subrocation.....................................................  58
     13.6   Exemption of Landlord from Liability......................................  58

ARTICLE 14: HISTORIC CHARACTER OF THE BRADBURY BUILDING...............................  58

ARTICLE 15: QUIET ENJOYMENT...........................................................  59

ARTICLE 16: BROKERS...................................................................  59

ARTICLE 17: MISCELLANEOUS PROVISIONS..................................................  59
     17.1   Successors................................................................  59
     17.2   When Payment Is Due.......................................................  60
     17.3   Parking...................................................................  60
     17.4   Severability..............................................................  61

     17.5   Interpretation............................................................  61
     17.6   Incorporation of Prior Agreement; Modifications...........................  61
     17.7   Notices...................................................................  61
     17.8   Waivers...................................................................  61
     17.9   No Recordation............................................................  62
     17.10  Binding Effect; Choice of Law.............................................  62
     17.11  Corporate Authority; Partnership Authority................................  62
     17.12  Joint and Several Liability...............................................  62
     17.13  Force Majeure.............................................................  62
     17.14  Rules and Regulations.....................................................  62
     17.15  Landlord's Lease Undertakings.............................................  63
     17.16  Transfer of Landlord's Interest...........................................  63
     17.17  Consent Provisions........................................................  63
     17.18  Commercial Photography and Filming........................................  63
     17.19  Signage...................................................................  64
     17.20  Landlord Bankruptcy Proceeding............................................  64
     17.21  CPU Adjustments...........................................................  65
     17.22  Addenda...................................................................  65

EXHIBITS

     A     -     Floor Plans
     B     -     Work Letter
     C     -     Rules and Regulations of the Building
     D     -     Non-Disturbance Agreement
     E     -     Estoppel Certificate
     F     -     Intentionally Omitted
     G     -     Right of First Offer

                                                                       EXHIBIT G

                                  OFFICE LEASE


     THIS OFFICE LEASE ("Lease") is made and entered into as of November 22,
                         -----
1996, by and between BRADBURY ASSOCIATES, L.P., a California limited partnership ("Landlord") and CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation
  --------
("Tenant").
--------


                              ARTICLE 1: PREMISES
                              -------------------

     1.1     Lease of Premises. Landlord hereby leases to Tenant and Tenant
             -----------------
hereby leases from Landlord those certain premises (the "Premises") which
                                                         --------
Premises are situated in that certain building (the "Building") located at 304
                                                     --------
South Broadway, City and County of Los Angeles, State of California 90013, upon and subject to the terms, covenants and conditions set forth herein. Subject to
Section 1.5 below, the Premises consist of approximately fifteen thousand two hundred thirty-nine (15,239) rentable square feet ("RSF") on the fourth (4th) floor of the Building and approximately six thousand one hundred eighty-six (6,186) RSF on the fifth (5th) floor of the Building which together constitute approximately twenty-one thousand four hundred twenty-five (21,425) RSF of office space designated as Suite Number 425. Floor plans showing the Premises hatched in black are attached hereto as Exhibit A and incorporated herein by
                                        ---------
this reference.

     1.2   Basic Terms.
           -----------

           (a) Tenant's Trade Name: CATELLUS DEVELOPMENT CORPORATION.

           (b)  Lease Term:

                (i)  Initial Lease Term: six (6) years.

                (ii) Option Term: One (1) four (4) year renewal term commencing upon that date which is the first (1st) day after the Expiration Date (as defined in Section 2.2).

           (c) Scheduled Commencement Date: February 1, 1997

           (d) Scheduled Expiration Date: January 31, 2003.

           (e) Permitted Use: General office purposes, and any other legally permitted use which is in keeping with the character of the Building (except with respect to any exclusive use (i) already granted by Landlord to another tenant of the Building or (ii) then contained in a proposed lease which is then under "active negotiation," as defined below permitted by Landlord of comparable space on those floors in the Building other than the ground floor by other than the ground floor by other occupants of the Building. Notwithstanding the foregoing, Landlord agrees that Tenant may conduct from the Premises a real estate development operation subject to the restrictions set forth in
     Article 6. For the purposes of this Subsection (e), "active negotiation" means that (a) a letter of intent has been signed by the parties, (b) a draft (or drafts) of the proposed lease has been prepared and (c) the parties are still discussing the remaining open issues.

           (f) Base Rent: Tenant shall pay Landlord the following sums:

                (i) Subject to adjustment pursuant to Section 1.5 below, from the Commencement Date (as defined in Section 2.1) through the Expiration Date (as defined in Section 2.2), Twenty-Seven Thousand Six Hundred Thirty-Eight and 25/100 Dollars ($27,638.25) per month ($1.29 per rentable square foot), being Three Hundred Thirty-One Thousand Six Hundred Fifty-Nine and 00/100 Dollars ($331,659.00) per annum; and

                (ii) Base Rent for the four (4) year renewal term shall be 90% of the then prevailing Fair Market Rate.

           (g) CPU: Los Angeles/Anaheim/Riverside; All Items Consumer Price Index (1982-84=100); Urban Wage Earners and Clerical Workers issued by the Bureau of Labor Statistics of the United States Department of Labor ("Bureau") (see Sections 3.4(j), 5.3 and 17.21 below).

           (h) Tenant's Proportionate Share as agreed by Landlord and Tenant, but subject to adjustment pursuant to Section 1.5 below:

                (i)  For those services and utilities which are provided only to
                                                                         ----
           the office space tenants and/or are provided to the retail tenants on a net basis and not included in Operating Expenses for the office space tenants: From the Commencement Date through the Expiration Date (and during the option term): thirty-five 07/100 percent (35.07%).

                (ii) For those services and utilities which are provided to both office space tenants and retail tenants and are included in Operating Expenses for the office space tenants: From the Commencement Date through the Expiration Date (and during the option term): twenty-seven 28/100 percent (27.28%).

Tenant's Proportionate Share in (ii) above represents the ratio of RSF in the Premises to the RSF in the Building which total is 78,527 RSF; Tenant's Proportionate Share in (i) above represents the ratio of RSF in the Premises to the total office space RSF in the Building, which total is 61,098 RSF. Landlord agrees that, for purposes of calculating the amount of Additional Rent payable by Tenant during any calendar year after the Base Year pursuant to Section 3.4 below, Landlord shall apply the applicable Tenant's Proportionate Share set forth in either (i) or (ii) above-to the different services and utilities provided to the tenants in the Building in the same manner as was done in the Base Year and with no adverse effect on Tenant.

           (i)  Security Deposit: None.

           (j)  Addresses for Notices:

Tenant:    After Commencement Date:

           Catellus Development Corporation
           304 South Broadway
           Suite 425
           Los Angeles, California 90013
           Attention: Ms. Jaime Gertmenian

           Before Commencement Date:

           Catellus Development Corporation
           800 North Alameda Street
           Suite 100
           Los Angeles, California 90012
           Attention: Ms. Jaime Gertmenian

           with a copy in either case to:

           Catellus Development Corporation
           201 Mission Street
           2nd Floor
           San Francisco, California 94105
           Attention: Mr. Nelson Rising

           Copies of any notice of default, requests for estoppel certificates and/or subordination agreements by Tenant are to be sent, in the same manner and at the same time, to:

           Pillsbury Madison & Sutro LLP
           725 South Figueroa Street
           Suite 1200
           Los Angeles, CA 90017-5443
           Attention: Michael E. Meyer, Esq.

Landlord:  Bradbury Associates, L.P.
           304 South Broadway
           Suite 201
           Los Angeles, CA 90013
           Attention: Ms. Francine Lipsman
           with a copy to:

           Rosenfeld, Meyer & Susman, LLP
           9601 Wilshire Boulevard
           Fourth Floor
           Beverly Hills, CA 90210-5288
           Attention: P. John Burke, Esq.

           (k)  Tenant's Guarantor: None.

           (l)  Landlord's Broker: None.

           (m)  Tenant's Broker: None.

     1.3   Tenant's Acceptance of Premises. Except as otherwise provided in
           -------------------------------
this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in a good and tenantable condition, except that Landlord shall repair or replace, as necessary, (a) such defective items furnished or constructed by Landlord as Landlord's Work (as defined in Exhibit B) of which items Tenant has advised
                               ---------
Landlord in writing not later than thirty (30) days after Tenant commences business operations in the Premises and (b) any latent defects; provided, however, that Landlord's obligation to repair or replace latent defects shall terminate on the later of (i) the one (1) year anniversary of the Commencement Date, and (ii) to the extent that such latent defect is covered by any applicable warranty, the date upon which such warranty expires. Tenant hereby waives any claim or rights it may have on account of the condition of the Premises as accepted except as set forth in the preceding sentence, and agrees that, except as otherwise provided in Section 7.2, Landlord shall not be required to make any improvements, alterations, changes or repairs in or to the Premises, or the Building, other than as required by this Lease or by the Work Letter set forth as Exhibit B and incorporated herein by this reference.
                    ---------

     1.4   Rights Reserved to Landlord. Landlord reserves the right to install
           ---------------------------
and to repair utilities and appurtenances necessary or convenient in connection therewith in, over, upon, and through the Premises or any part thereof, and to enter the Premises for any and all such purposes. Landlord shall conduct its entry either during or after Business Hours (as defined in Section 7.2(b)), but in either case, absent an emergency, upon reasonable notice and in such a manner as to cause minimal interference with the conduct of Tenant's business or operations in the Premises.

     1.5   BONA Method of Measurement. The rentable and usable areas of the
           --------------------------
Premises and the Building have been or will be
determined in accordance with the standards set forth in ANSI Z65.1-1980, as promulgated by the Building Owners and Managers Association ("BONA Standard").
                                                              -------------
Tenant shall have the right, exercisable within ninety (90) days after the later of (a) the date Landlord gives Tenant written notice of the final field measurements of the Premises and the Building, or (b) the date Tenant commences business operations from the Premises (or, when appropriate, any additional space leased by Tenant pursuant to the Lease), to have a qualified, licensed surveyor remeasure the Premises and the Building within such ninety (90) day period. Tenant agrees that it shall report the results of any such remeasurement of the Premises and/or Building to Landlord. In the event that subsequent remeasurement of the Premises and/or the Building by Tenant, within the time period specified above, indicates that the square footage measurement prepared by Landlord produces a square footage number in excess of or lower than the square footage number which would have resulted had the BONA Standard been properly utilized, any payments due to Landlord from Tenant based upon the amount of square feet contained in the Premises shall be proportionally,- retroactively and prospectively reduced or increased, as appropriate, to reflect the actual number of square feet as properly remeasured under the BONA Standard. If Landlord disagrees with Tenant's remeasurement and if a dispute occurs regarding the final accuracy of the measurement of the Premises and the Building in accordance with the BONA Standard, such dispute will be resolved pursuant to binding arbitration pursuant to Article 4.

     1.6   Access to Building and Parking. Tenant shall be granted access to the
           ------------------------------
Building, the Premises and the Center (as defined in Section 17.3 but only to the extent that Landlord, who does not own the Center, can negotiate such access rights) twenty-four (24) hours per day, seven (7) days per week, every day of the year.

     1.7   Additional Space. Tenant shall have the right to lease additional
           ----------------
spaces as set forth in Exhibit G attached hereto and made a part hereof by this
                       ---------
reference.

                             ARTICLE 2: LEASE TERM
                             ---------------------

     2.1   Commencement Date. The term of this Lease ("Lease Term") and Tenant's
           -----------------                           ----------
obligation to pay Rent (as defined in Section 3.3(a)) for the Premises shall commence on the earlier of (a).the date Tenant first takes possession of the Premises for the purpose of commencing its business operations therein, and (b) that date which is one (1) week (which period is referred to as the "Move-In
                                                                     -------
Period") after the earlier of (i) the date Landlord delivers to Tenant a
------
factually correct written notice stating that the Work in the Premises is Substantially Complete, and (ii) the date Landlord delivers to Tenant a factually correct written notice stating the date the Work in the Premises would have been Substantially Complete were it not for any Tenant Delays ("Commencement Date"). The Commencement Date shall be delayed by
-------------------
one (1) day for each day of delay in Tenant~s move, into the Premises that is caused by any Force Majeure Event (as such term is defined in Section 17.13) or by any act or omission of Landlord or Landlord's agents, employees or contractors ("Landlord Delay"); provided, however, that (i) Tenant shall use commercially reasonable efforts to mitigate the effects of any Force Majeure Event which affects Tenant's move into the Premises and (ii) the Commencement Date shall not be delayed by more than twenty (20) days as a result of delays encountered by Tenant in its move into the Premises which are caused solely by Force Majeure Events. The terms "Work," "Substantially Complete" and "Tenant Delays" are defined in the Work Letter Agreement attached hereto as Exhibit B.
                                                                    ---------

     2.2   Expiration Date. If the Commencement Date is a date other than the
           ---------------
Scheduled Commencement Date, then the date upon which the Lease Term shall expire (the "Expiration Date") shall be determined with reference to the length of time described in Section 1.2(b)(i) of Article 1 hereof with respect to the Premises; provided, however, should the Expiration Date as so determined occur on a day other than the last day of a calendar month, then the Expiration Date shall be extended to the last day of the calendar month in which the Expiration Date would otherwise have occurred.

     2.3   Possession.
           ----------

           (a) (i) If Landlord fails to deliver possession of the Premises to Tenant upon the Scheduled Commencement Date with all of Landlord's Work Substantially Completed therein, then except as provided herein, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. However, notwithstanding anything to the contrary set forth in this Lease, in the event that Landlord has not delivered the entire Premises to Tenant with the Work Substantially Completed by March 1, 1997 (the "Outside
                                                                  -------
     Delivery Date"), Tenant shall have the right, at Tenant's sole option, to
     -------------
     elect to terminate this Lease by delivery to Landlord of a notice (the "Termination Notice"), which termination shall be effective thirty (30)
     -------------------
     days after Tenant's delivery of the Termination Notice to Landlord, unless within such thirty (30) day period Landlord shall deliver to Tenant the entire Premises with the Work Substantially Completed therein. The Outside Delivery Date shall be extended by one (l) day for each day of delay attributable to any (A) Tenant Delay (as defined in Section 6 of the Work Letter) or (B) Force Majeure Event (as defined in Section 17.13); provided, however, that notwithstanding the foregoing, the Outside Delivery Date shall in no event be extended by more than sixty (60) days for delays attributable to Force Majeure Events. In the event Tenant shall elect to terminate this Lease, Tenant must deliver to Landlord the Termination Notice prior to the date the entire Premises are delivered to Tenant with the Work Substantially Complete therein, and neither party shall have any further obligation to the other under this Lease.

                (ii) If the Lease Term with respect to the Premises commences on a date other than the Scheduled Commencement Date pursuant to the provisions herein, the parties agree to execute and acknowledge a written statement setting forth the actual Commencement Date for the Premises and the Expiration Date of this Lease; provided, however, this Lease shall not be affected in any manner should either party fail or refuse to execute such statement.

           (b) Tenant may enter the Premises upon receipt of Landlord's consent for the purpose of installing furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment and other business equipment ("Early Entry Work"); provided, however, that-in performing such Early Entry Work, Tenant shall not interfere with Landlord's Work (as defined in Section 1 of the Work Letter) in the Premises. Such early entry shall not advance the Commencement Date, provided Tenant does not commence business operations from any part of the Premises. Any such early entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, and excluding only the covenant to pay Rent. In connection with such early entry, including any early entry into any staging area pursuant to Section 21 of the Work Letter, Landlord shall not be responsible for, and Tenant is required to obtain insurance covering any loss caused by Tenant or those entering the Premises on behalf of Tenant to perform such Early Entry Work, including theft, damage or destruction to any work or material installed or stored by Tenant or any contractor or individual involved in the construction of the Work or Early Entry Work, or for any injury to Tenant or Tenant's employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, "Tenant's Employees) or to any other person and provided further that Landlord shall have the right to post the appropriate notices of nonresponsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to Article 13 hereof. In the event that the performance of Tenant's Early Entry Work causes extra costs to Landlord (other than those permitted in Section 15 of the Work Letter) or requires the use of elevators during hours other than the Business Hours, Tenant shall reimburse Landlord for such extra cost and/or shall pay Landlord for such elevator service or other Building services at Landlord's Actual Cost (as such term is defined in Section 7.2(c)).

           (c) Tenant shall vacate the Premises upon the Expiration Date or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damage incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant continues to occupy the Premises after the Expiration Date or earlier termination of this Lease, and Landlord thereafter accepts Rent from Tenant, then Tenant's occupancy shall be a "month-to-month" tenancy, subject to all of the terms and provisions of this Lease, except that the Base Rent then in effect shall be increased to the greater of (A) one hundred thirty-five percent (135%) of the Base Rent in effect at the Expiration Date or earlier termination of this Lease and (B) one hundred thirty-five percent (135%) of the then prevailing monthly rental rate for similar commercial space, as determined by Landlord. This month-to-month tenancy may be terminated by Landlord or Tenant upon five (5) days' prior notice to the nonterminating party.

     2.4   Delays Caused By Tenant. Notwithstanding anything to the contrary
           -----------------------
contained in this Lease, if Landlord's failure to deliver possession of the Premises to Tenant upon the Scheduled Commencement Date is the result of any Tenant Delays (as defined in Section 6 of the Work Letter), the Rent and all other sums and charges payable hereunder shall commence on the date upon which Landlord would have delivered possession of the Premises with all of Landlord's Work Substantially Completed therein but for the occurrence of any such Tenant Delays.

     2.5   Renewal Option.
           --------------

           (a) Provided Tenant is not then in default under this Lease beyond any applicable notice and cure period and is current in all payments due hereunder, Tenant shall have the right to extend the term of this Lease ("Renewal Option") for one (1) additional four (4) year period, by written
       --------------
     notice to Landlord given no later than eight (8) months prior to the Expiration Date, under the same terms and conditions as set forth in this Lease, except that the Base Rent payable by Tenant during such option term shall be ninety percent (90%) of the then prevailing Fair Market Rate as determined in accordance with Section 2.5(b) below. When the rent for the said option term has been determined, the parties shall execute a modification of this Lease setting forth the Base Rent for such option term. This Renewal Option is not personal to Catellus Development Corporation, the Tenant herein named, and may be exercised by any assignee of the Lease permitted under the terms of the Lease. However, no such Renewal Option is assignable separate and apart from the Lease.

           (b) For the purposes of this Section 2.5, the term "Fair Market Rate"
                                                               ----------------
     shall mean the annual amount per RSF that Landlord has accepted in current transactions between non affiliated parties from new, non-expansion, non-renewal and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use for a comparable period of time ("Comparable Transactions")
                                                      -----------------------
     in the Building, or if there are not a sufficient number of Comparable Transactions in the Building, what a comparable landlord of a Comparable Building (as defined in Section 6.6(b)) with comparable vacancy factors would accept in Comparable Transactions. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant's liability under the Lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, brokerage commissions, if any, which would be payable by Landlord in similar transactions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

           Landlord shall determine the Fair Market Rate by using its good faith judgment. Landlord shall provide written notice of such amount within fifteen (15) days (but in no event later than twenty (20) days) after Tenant provides the notice to Landlord exercising Tenant's option rights which require a calculation of the Fair Market Rate. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's
                         ----------------------
     notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement by that date which is six (6) months prior to the Expiration Date ("Outside
                                                                      -------
     Agreement Date"), then each party shall place in separate envelope their
     --------------
     final proposal as to Fair Market Rate and shall exchange such envelopes. Tenant may, within three (3) business days after such exchange, rescind its option to extend by written notice to Landlord within such three (3) business day period. If Tenant does not so rescind its option within such three (3) business day period, then Tenant's exercise of its option to extend will be irrevocable and the determination of Fair Market Rate shall be submitted to arbitration in accordance with subsections (i) through (v) below. Failure of Tenant to so accept such rental in writing within Tenant's Review Period shall conclusively be deemed its disapproval of the Fair Market-Rate determined by Landlord.

           In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Rate which triggers the negotiation period of this Section 2.5(b), then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("Landlord's Review Period") after receipt of
                                    ------------------------
     Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be-deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement by the Outside Agreement Date, then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rate and shall exchange such envelopes. Tenant may, within three (3) business days after such exchange, rescind its option to extend by written notice to Landlord within such three (3) business day period. If Tenant does not so rescind its option within such three (3) business day period, then Tenant's exercise of its option to,extend will be irrevocable and the determination of Fair Market Rate shall be submitted to arbitration in accordance with subsections (i) through (v) below.

           (i) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the-five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Fair Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rate for the Premises is the closer to the actual Fair Market Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Section 2.5(b). Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems-relevant to the determination of Fair Market Rate ("FMR Data") and
                                                               --------
     the other party may submit a reply in writing within five (5) business days after receipt of such FMR Data.

           (ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market-Rate, and shall notify Landlord and Tenant of such determination.

           (iii) The decision of the arbitrator shall be binding upon Landlord and Tenant, and shall be treated the same as the decision of the Arbitration Panel as provided in Section 4(d) below.

           (iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

           (v) The cost of arbitration shall be paid by Landlord and Tenant equally.

     2.6   Right to Terminate.
           ------------------

           (a) Notwithstanding anything in either Lease Sections 8 [Damage and Destruction] or 9 [Condemnation] to the contrary, and except as expressly set forth in Subsection (b) below and subject to Landlord's right to provide Substitute Parking as described in Section 17.3, in the event that Tenant is notified or becomes aware of the fact that:

               (i) damage or destruction to the Premises, the Center and/or the Building or any part thereof so as to interfere substantially with Tenant's use of the Premises, the Center and/or the Building;

               (ii) a taking by eminent domain or exercise of other governmental authority of the Premises, the Center and for the Building or any part thereof so as to interfere substantially with Tenant's use of the Premises, the Center and/or the Building;

               (iii) the inability of Landlord to provide services to the Premises, the Center and/or the Building so as to interfere substantially with Tenant's use of the Premises, the Center and/or the Building; or

               (iv) any discovery of hazardous substances in, on or around the Premises, the Building and/or the Project not placed in, on or around the Premises, the Building and/or the Project by Tenant, that may, considering the nature and amount of the substances involved, substantially interfere with Tenant's use of the Premises or which present a health risk to any occupants of the Premises (each of the items set forth in provision (a)(i),
     (ii), (iii) and (iv) being referred to herein as a "Trigger Event"),
                                                         -------------
     then if Tenant cannot, within nine (9) months ("Non-Use Period") of the
                                                     --------------
     occurrence of the Trigger Event, be given reasonable use of, and access to, a fully repaired, restored, safe and healthful Premises, the Center and Building (except for minor "punch-list" items which will be repaired promptly thereafter), and the utilities and services pertaining to the Premises, the Center-and the Building, all suitable for the efficient conduct of Tenant's business therefrom, then Tenant may elect to exercise an ongoing right to terminate the Lease upon thirty (30) days' written notice sent to Landlord within thirty (30) days following the expiration of the Non-Use Period, but such termination shall be ineffective if the condition entitling Tenant to terminate is corrected within thirty (30) days ("Correction Period") of Landlord's receipt of such election. The nine
            -----------------
     (9) month Non-Use Period and the thirty (30) day Correction Period specified in the prior sentence shall be extended, on a day for day basis, by delays caused by Tenant in any required restoration or repair.

           (b) In the event of any Trigger Event occurring during the last year of the Lease Term or, if an applicable renewal option has been exercised, during the last year of any renewal term, should the Non-Use Period continue for thirty (30) days, Tenant may elect to exercise an ongoing right to terminate the Lease upon ten (10) days' written notice sent to Landlord at any time following the expiration of the Non-Use Period.

                                ARTICLE 3: RENT
                                ---------------

     3.1   Base Rent. Tenant shall pay to Landlord the Base Rent set forth in
           ---------
Article 1, payable in advance, in twelve equal monthly installments on the first day of each calendar month during the Lease Term, except that Base Rent for the first (1st) full~month of the Lease Term and any fractional month shall be paid by Tenant to Landlord upon execution of this Lease. The Base Rent for any fractional part of a month shall be prorated on the basis of the actual number of days in such month. Base Rent shall be paid without prior notice or demand, without deduction offset except as otherwise expressly set forth in this Lease, in lawful money of the United States.

     3.2   Intentionally Omitted.
           ---------------------

     3.3   Additional Rent.
           ---------------

           (a) All charges and sums payable by Tenant in addition to Base Rent shall be deemed Additional Rent (whether or not so designated herein). Landlord shall have such rights and remedies for Tenant's failure to pay Additional Rent when required by the Lease as are provided herein or at law or in equity for the failure to pay Base Rent. As used herein the term "Rent" shall mean both Base Rent and Additional Rent.

           (b) Tenant shall pay to Landlord in advance, in twelve equal monthly installments on the first day of each calendar month during the Lease Term, Additional Rent equal to Tenant's Proportionate Share (as set forth in
     Section 1.2(h) and as defined below) of the increase, if any, in Direct Costs, as defined herein, over the Base Year (as defined in Section 3.4(a) below). Tenant's Proportionate Share as set forth in Section 1.2(h)(ii) is calculated for those services and utilities which are provided to both office space tenants and retail tenants and are included in Operating Expenses for all tenants in the Building as a fraction, the numerator of which is the number of rentable square feet comprising the Premises and the denominator of which is the aggregate number of rentable square feet comprising the Building. Tenant's Proportionate Shares as set forth in
     Section 1.2(h)(i) is calculated for those services and utilities which are provided only to the office space tenants and/or are provided to the retail tenants on a net basis and not included in Operating Expenses for the office space tenants as a fraction, the numerator of which is the number of rentable square feet comprising the Premises and the denominator of which is the aggregate number of rentable square feet of office space in the Building.

     3.4   Determination and Payment of Additional Rent.
           --------------------------------------------

           (a) Increase in Tax Costs. Commencing on January 1, 1998, if, in any calendar year during the Lease Term (the "Comparison Year") Landlord's Tax
                                               ---------------
     Costs shall be higher than the Tax Costs for the calendar year 1997 (the "Base Year"), Tenant shall pay to Landlord, as Additional Rent for the
     ----------
     Comparison Year, Tenant's Proportionate Share of such increase.

           (b) Increase in Operating Costs. Commencing on January 1, 1998, if Landlord's Operating Costs for any Comparison Year shall be higher than the Operating Costs for the Base Year, the Additional Rent payable by Tenant hereunder for the Comparison Year shall be Tenant's Proportionate Share of such increase.

           (c) On the last day of January of the first Comparison Year and on the last day of every January thereafter during the Lease Term, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord's actual Tax Costs and Operating Costs for the Base Year and Landlord's estimated Direct Costs for the then current Comparison Year and the amount, if any,of estimated Additional Rent payable by Tenant for such then current Comparison Year (the "Estimated Statement"). Such Estimated Statement shall not exceed 105% of the previous year's actual Tax Costs and Operating Costs unless evidenced by increases in existing rates or fees with evidence of such increases provided to Tenant ("specifically justified"). Following receipt of the Estimated Statement and a thirty (30) day period from the receipt of the Estimated Statement within which Tenant shall review the Estimated Statement, Tenant's next monthly Additional Rent payment shall include the projected amount set forth therein, multiplied by the number of rental payment dates which elapsed during the then current Comparison Year. Thereafter, the monthly Additional Rent payments becoming due hereunder shall be in the amount set forth in the Estimated Statement from Landlord. Landlord's failure to deliver the Estimated Statement in a timely manner shall neither constitute a default by Landlord hereunder nor a waiver of Landlord's right to Additional Rent; provided, however, that any delay by Landlord (or any successor to Landlord in the event the Building is conveyed to a new owner during the Lease Term) in billing Tenant for any Direct Costs of more than three (3) years (or two (2) years if this Lease has terminated) from the date Landlord incurred such Direct Costs shall be deemed a waiver of Landlord's right to require payment-of Tenant's obligations for any such Direct Costs. The Additional Rent due pursuant to this Section shall be in addition to the Base Rent due under
     Section 3.1 or any other rental, sums or charges due under any other provision of this Lease.

           (d) Within six (6) months following the close of each calendar year, Landlord shall furnish to Tenant a written statement of reconciliation itemized on a line item by-line item basis (the "Revised Statement")
                                                      -----------------
     setting forth (i) Landlord's actual Direct Costs for the Base Year and relevant Comparison Year, and (ii) the amount of any adjusted sum to be paid by or credited to Tenant in order to reconcile the sums paid by Tenant as estimated Additional-Rent during such Comparison Year with the actual Direct Costs paid by Landlord for such Comparison Year. If the Revised Statement shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord-with the next scheduled payment of Base Rent, or, at Tenant's option, in no event later than thirty (30) days from receipt of the Revised Statement. Alternatively, if a credit is due Tenant, such credit shall be deducted from the next sums due from Tenant hereunder as Rent; however, if this Lease has expired or been terminated, such sums shall be refunded to Tenant within thirty (30) days of Tenant's receipt of the Revised Statement. In the event this Lease has expired or otherwise has been terminated prior to the end of a calendar year, Tenant's obligation to pay prorated Additional Rent shall survive such expiration or termination.

           (e) Notwithstanding anything otherwise set forth herein, under no circumstances shall Tenant's Base Rent be reduced below the amount set forth in Section 1.2(f). Any reference to Landlord's "actual" Direct Costs in this Article 3 shall be deemed to include an allowance for an adjustment to reflect the level of occupancy of the Building to the extent provided for below.

           (f) In the event that Tenant disputes the accuracy of the Revised Statement, Tenant shall have the right, within the three (3)-year period ("Review Period") following Tenant's receipt of the Revised Statement,
       -------------
     after reasonable notice and at a reasonable time, to inspect Landlord's accounting records at the location at which they are maintained and stored by Landlord in the Los Angeles area. If, following such inspection Tenant continues to dispute the amount of the Additional Rent, Tenant, or an agent designated by Tenant, shall be entitled to audit and/or review Landlord's records to determine the proper amount of its Proportionate Share of Direct Costs. If such audit or review reveals that Landlord has overcharged Tenant, then within five (5) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge plus interest at the Interest Rate (as defined in Section 3.8). If the audit reveals that Tenant was undercharged, then within five (5) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge plus interest thereon at the Interest Rate. If Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit to arbitration pursuant to Article 4 within five (5) days of receipt of the results of the audit. Such arbitration shall be final and conclusive. Tenant shall pay the cost of such audit unless Tenant's Proportionate Share of the Direct Costs, as set forth in the Revised Statement, exceeds by more than two percent (2%) the actual Direct Costs determined by the arbitration. Landlord shall be required to maintain records of all Direct Costs and other Additional Rent for the entirety of the Review Period. The payment by Tenant of any amounts pursuant to this Article 3 shall not preclude Tenant from questioning the correctness of any Revised Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Revised Statement.

           (g) "Direct Costs" shall include both Tax Costs and Operating Costs.
                ------------
     Landlord may divide the Estimated Statement and/or the Revised Statement into separate statements for Tax Costs and Operating Costs. Additionally, Landlord may estimate Tax Costs or Operating Costs, or both, on a fiscal year instead of a calendar year basis and all notices referred to herein shall be adjusted accordingly. Provided, however, that notwithstanding anything to the contrary set forth herein, any decreases in Tax Costs will offset any increases in Operating Costs and any decreases in Operating Costs will offset any increases in Tax Costs but in no event will Tenant's Rent obligation under this Lease be less than the amount of the Base Rent set forth in Section 1.2(f) above.

           (h) "Tax Costs" shall mean the sum of the following: any and all real
                ---------
     estate taxes, other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, levied, imposed or becoming a lien upon the Premises, in whole or in part, the real property upon which the Building is located, the Building or the appurtenances thereto and the facilities including, without limitation, hallways, common areas and landscaped areas. The Premises, the Building, the real property, the appurtenances thereto and the facilities shall collectively be referred to as the "Project." Tax costs shall include,
                                         -------
     without limitation, any charge imposed, levied or assessed on the rents, issues, profits or income received or derived from the Project by the United States, the state, county or city in which the Building is located, or any other local governmental authority, agency or political subdivision. If at any time any government authority shall impose (i) a tax, assessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, derived from the Project and/or
     (ii) a tax, assessment, levy (including, but not limited to, any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Project and imposed upon Landlord and/or (iii) a license fee measured by the Rent payable under this Lease, then all such taxes, assessments, levies, impositions or charges shall be deemed to be included in the Tax Costs. If the assessed valuation or Tax Costs of the building for the Base Year or any other calendar year during the Lease Term shall not be based upon a completed building at least ninety-five percent (95%) occupied with all tenants paying full rent, then the Tax Costs during such year or years shall be adjusted to reflect the taxes which would have been payable for such year or years if the Building had been completed and were ninety-five percent (95%) occupied with all tenants paying full rent. Tax Costs for each tax year shall be appropriately prorated to determine the Tax Costs for the subject calendar year. Notwithstanding anything to the contrary set forth in the Lease, the amount of Tax Costs for the Base Year and any subsequent comparison year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8 or the proposed Mills Act, and, therefore, the Tax Costs in the Base Year and/or any subsequent comparison year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Costs due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 or Mills Act reduction shall not be included in Building Direct Costs for purposes of this Lease, and (ii) tax refunds under Proposition 8 and/or the Mills Act shall not be deducted from Tax Costs, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 3.4(h) is not intended to in any way affect
     (A) the inclusion in Tax Costs of the statutory two percent (2.0%) annual increase in Tax Costs (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Costs pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 3.4(i)(xxix) below. Notwithstanding anything to the contrary contained herein, there shall be excluded from Tax Costs (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Costs, and
     (iii) any items required to be paid directly by Tenant expressly pursuant to this Lease.

           (i) "Operating Costs" shall mean the sum of the following but subject
                ---------------
     to the exclusions from Operating Costs listed below: any and all expenses, costs and disbursements paid or incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits, pension payments, payroll taxes, worker's compensation, uniforms and dry cleaning thereof for employees engaged in the management, operation, maintenance and/or repair of the Building; management and professional fees for the management and operation of the Building, either as charged to Landlord by independent management companies or an amount not exceeding the amount typically charged by independent management companies if Landlord or an affiliate of Landlord manages the Building but in no event shall such management fees exceed five percent (5%) of office space rental income, (it being agreed and understood that such management fee will be five percent (5%) during the Base Year); attorneys and consultants retained to provide services relating to the management, maintenance, operation and repair of the Building provided that the fees, costs and disbursements for such attorneys and consultants are such that would normally be-incurred in connection with the management, maintenance, operation and repair of the Building; the cost of all charges to Landlord for electricity, air conditioning, steam, water and other utilities furnished to the Building, including any taxes thereon (provided, however, that notwithstanding anything else contained in this Section 3.4(i) or in this Lease to the contrary, all costs for materials, utilities, goods and services (i) furnished by Landlord which are not required to be furnished by Landlord and are furnished to less than all of the office tenants in the Building, (ii) directly paid for by Tenant or other tenants to Landlord and
     (iii) if Tenant directly and separately pays Landlord or the provider of such electric power, then all electric power consumed on the Premises or in any other tenant space in the Building, shall not be included in Operating Costs); the cost of all charges for fire and extended coverage, liability, rent loss and all other insurance for the Building; the cost of all building and cleaning supplies and materials; the cost of all charges for interior and exterior landscaping; the cost of all charges for security services, cleaning, maintenance and service contracts and other services with independent contractors, the cost of any janitorial, utility or other services provided by Landlord, including the cost of any of the foregoing as same relates to the Common Areas (as defined in Section 3.6); and any other expenses (amortized over the useful life, if applicable) which, in accordance with generally accepted accounting principles, consistently applied, would normally be treated as Direct Costs by landlords of Comparable Buildings. If, during the Base Year or any other calendar year, the Building is less than ninety-five percent (95%) occupied with all tenants paying full rent, the Operating Costs shall be adjusted to reflect the Operating Costs of the Building as though ninety-five percent (95%) occupied with all tenants paying full rent.

           Notwithstanding anything in the definition of Operating Costs in the Lease to the contrary, Operating Costs shall not include the following, except to the extent specifically permitted by a specific exception to the following:

                (i) Any ground lease rental (provided, however, that Operating Costs may include the annual ground lease payments for those areas where the steps to the parking facility are located and the garbage cans are kept in the alley so long as such payments are in the Base Year and Tenant is liable only for its

           Proportionate Share of any increases in such payments over the Base
           Year);

                (ii) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise ("Capital Items"); except for those Capital Items specifically permitted in Section 3.4
           (j) below;

                (iii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in (ii) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

                (iv) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

                (v) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants' improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

                (vi) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

                (vii) Marketing costs, including without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

               (viii) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

                (ix) Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

                (x) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                (xi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Site (except as permitted in (ii) above);

                (xii) Landlord's general corporate overhead and general and administrative expenses;

               (xiii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or off Site) (provided, however, that if Landlord provides such parking to Tenant free of charge or at a reduced rate, to the extent that Tenant's Proportionate Share of such expenses exceeds any amount paid by Tenant for such parking, these expenses may be included as a part of Operating Costs);

                (xiv) Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (1) expenses in connection with making minor repairs on or keeping Building Systems in operation while minor repairs are being made and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

                (xv) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

                (xvi) The cost of any electric power used by any tenant in the Building in excess of the consumption levels applicable to Tenant under Section 7.2(c), or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be "grossed up" to reflect what those costs would have been had each tenant in the Building used the consumption levels of electric power applicable to Tenant under Section 7.2(c);

                (xvii) Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail and restaurant operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs that would have been incurred had the retail and/or restaurant space been used for general office purposes;

               (xviii) Costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the date of this Lease, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance (provided, however, that n compliance" shall include any "grandfathering" with respect to any such codes, ordinances, statutes and laws or any waivers thereof legally in effect as of the date of this Lease);

                (xix) Provided that Tenant is not in default in its payment of Rent, tax penalties incurred as a result of Landlord's failure to make payments and/or to file any tax or informational returns when due;

                (xx) Costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by landlords of Comparable Buildings;

                (xxi) Costs arising from the gross negligence or willful misconduct of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

                (xxii) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws (as defined in Section 6.6(a)) in effect on the date of this Lease) in or about the Premises, the Building or the Project including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Project by Tenant;

               (xxiii) Costs arising from Landlord's charitable or political contributions;

                (xxiv) Costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof;

                 (xxv) Costs arising from any mandatory or voluntary special assessment on the Building or the Site by any transit district authority or any other governmental entity having the authority to impose such assessment provided, however, that the Metro Rail assessment may be included in Direct Costs if at least $15,000.00 for such assessment is included in the Base Year;

                (xxvi) Costs for acquiring sculpture, paintings or other objects of art;

               (xxvii) Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Project, except to the extent related to other Direct Costs;

              (xxviii) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

                (xxix) Any increase of, or reassessment in, real property taxes and assessments in excess of two percent (2%) of the taxes for the previous year, resulting from any of the following events if they occur during the first three (3) years of the Term of this Lease: (1) any sale, transfer, or other change in ownership of the Building or the Site during the Lease Term or from major alterations, improvements, modifications or renovations to the Building or the Site (collectively, "Transfers"), or (2) any action, including, without limitation, judicial action or action by initiative, which serves to repeal, modify and/or limit the application of Article XIIIA of the California Constitution (otherwise known as Proposition
           13);

                (xxx) Costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant in the Building;

               (xxxi) Costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;

              (xxxii) Any expenses incurred by Landlord for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation;

             (xxxiii) Any entertainment, dining or travel expenses for any purpose;

              (xxxiv) Any flowers, gifts, balloons, etc. provided to Tenant and other tenants (unless given generally to all tenants), employees, vendors, and prospective tenants;

               (xxxv) Any "validated" parking for any other tenant or such tenant's employees or invitees;

               (xxxvi) Any "finders fees" in connection with prospective tenants or brokerage commissions;

               (xxxvii) Any "above-standard cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;

                (xxxviii) The cost of any magazine, newspaper, trade or other subscriptions;

                  (xxxix) The cost of any training or incentive programs, other than for tenant life safety information services;

                  (xl) The cost of any "tenant relations" parties, events or promotion unless available to all tenants;

                  (xli)  "In-house" legal fees; and

                  (xlii) Insurance deductibles in excess of (1) any commercially reasonable amount with respect to any coverage other than earthquake and (2) $25,000 for the Building in any calendar year for earthquake coverage, it being agreed and understood that any earthquake deductible amount shall be amortized over the useful life of the repairs made subsequent to the earthquake in question.

           (j) If, after the Commencement Date, Landlord is required, by any new or change in rule, regulation or law enacted after the date of this Lease by any governmental authority ("Building Regulations"), to make any
                                     --------------------
     changes, alterations or improvements to the Project (including, without limitation, electrical, mechanical or other systems or components) ("Required Alterations") (but excluding Required Alterations attributable
     ----------------------
     to (1) Tenant's particular manner of use and occupancy of the Premises for other than normal general office purposes, and (2) Required Alterations which would otherwise be "grandfathered" but which are triggered by the Work performed by Landlord in the Premises or by alterations performed by Tenant in the Premises, which alterations shall be Tenant's sole responsibility subject to Section 6.6) all costs relating to such Required Alterations (including all planning, legal, architectural, engineering, construction, financing and other costs) fairly characterized as "expenses" under generally accepted accounting principles, to the extent installed or paid for by Landlord, shall be fully included in Landlord's Operating Costs; provided, however, that all of such costs relating to Required Alterations must be amortized over the useful life of the applicable Required Alteration. The capital costs described above and below in this
     Section 3.4(j) shall include all costs relating to the financing of any such Required Alterations. Landlord's Operating Costs shall also include
     (i) the costs of capital improvements and the related financing costs, if any, of any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economies in the operation or maintenance of the Building (provided any such costs are amortized over the useful life and the annual amortized cost does not exceed the actual cost savings realized and such savings do not redound primarily to the benefit of any particular tenant) and (ii) the costs of minor capital improvements, tools or expenditures to the extent the total cost of same are not in excess of Fifteen Thousand Dollars ($15,000) in any twelve (12) month period, which Fifteen Thousand Dollars ($15,000) shall be subject to a CPU adjustment on each anniversary of the Commencement Date (each, an "Adjustment Date") in accordance with
                                         ---------------
     Section 17.21 hereof. If Landlord internally finances any such capital costs specified in this Section 3.4(j), interest shall be added to such costs at an annual rate equal to the Prime Rate in effect at the start of the work plus two (2) percentage points. "Prime Rate" as referred to in
                                               ----------
     this Lease shall be the rate of interest announced, from time-to-time, by Bank of America National Trust and Savings Association at San Francisco, California as its prime (or reference) rate; provided, however, if Bank of America shall cease to announce such a rate, then the Prime Rate shall be the average rate of interest announced by the three (3) largest banks in the continental United States as their prime rate.

           (k) Notwithstanding anything herein to the contrary, Landlord shall not recover as Direct Costs more than 100% of the Direct Costs actually paid by Landlord plus interest imputed as specified in Section 3.4(j). Direct Costs shall be computed according to the cash or accrual basis of accounting, as Landlord may elect in accordance with standard and reasonable accounting principles employed by Landlord.

           (l) It is understood that Operating Costs shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. Landlord shall make payments for goods, utilities, or services in a timely manner to obtain the maximum possible discount consistent with customary business practices. If Capital Items which are customarily purchased by landlords of Comparable Buildings are leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase Tenant's Proportionate Share of Operating Costs beyond that which would have applied had the item in question been purchased. Tenant's Proportionate Share of Operating Costs shall be adjusted to reflect any (i) repair or maintenance costs which are covered by a warranty or service contract in the Base Year and (ii) extraordinary repair costs in the Base Year.

           (m) In the event any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord or vice versa, the costs incurred by-Landlord in connection therewith shall be allocated to Operating Costs by Landlord on a reasonably equitable basis.

           (n) In the event Tenant ceases to occupy (but still leases) the entire Premises or one or more floors of the Premises, Tenant shall receive a credit against Rent equal to the cost of electricity, janitorial service, water, HVAC and any other variable expenses not incurred as a result of such vacancy.

     3.5   Utilities.
           ---------

           (a) Tenant shall pay directly for all sewer, water, gas, heat, light, power, air conditioning, telephone and other utilities and services supplied to the Premises, which are separately metered, together with any taxes thereon and any connection fees, and Tenant shall indemnify Landlord against any liability for the charges therefor. In the event any such charges are not separately metered to Tenant, such charges shall be included in the Operating Costs. In the event any such charges are separately metered to Tenant and not to the other tenants of the Building, such charges for Tenant and for all other space in the Building except the Common Areas shall be excluded from Tenant's Proportionate Share of the Operating Costs.

           (b) Tenant shall comply with all rules and regulations which any governmental agencies or authorities or any utility company may establish for the use and protection of any such utility and shall comply with Landlord's reasonable rules and regulations related thereto in accordance with Section 17.14.

     3.6 Common Areas. Landlord hereby grants to Tenant for the common use of
         ------------
Tenant, its customers, employees, agents and invitees together with other tenants of the Building, their customers, employees, agents and invitees throughout the Lease Term, the right to use the common areas within the Building. The term "Common Area," as used herein, shall refer to all portions of
                    -----------
the Building (except for the areas specifically leased to Tenants), including, but not limited to, all aisles, corridors, stairways, entrances, sidewalks, roofs, atriums, elevators, and all utility, mechanical, services, systems, fixtures and facilities used in common by the tenants of the Building and situated within or servicing the Building. The Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish reasonable rules and regulations with respect to the Common Areas, to modify, change and rescind the same, from time to time, provided such rules and regulations shall not be established or enforced in a manner that unreasonably diminishes Tenant's rights to the Common Area or materially adversely affects Tenant's access to the Premises or to the parking facilities, and to enforce-the same under the terms of this Lease, and Tenant covenants and agrees to abide by and conform with, and Tenant shall use reasonable efforts to cause its employees, agents, tenants, sublessees, assignees, representatives, guests, licensees and invitees to abide by and conform with, such rules and regulations subject to Section 17.14. Landlord shall have the right to use the Common Areas for charitable or commercial events at reasonable times without obligation or compensation to Tenant provided such uses do not materially interfere with Tenant's access to or use of the Premises or its quiet enjoyment thereof. Landlord shall not alter the Common Area in such a manner as to materially interfere with the conduct of Tenant's business on the Premises or Tenant's access to the Premises or to the parking facilities without Tenant's consent which Tenant may withhold in its sole discretion.

     3.7   Late Charges. Landlord and Tenant agree that (a) Tenant's failure to
           ------------
pay Rent promptly shall cause Landlord to incur unanticipated costs in the nature of processing and accounting charges and penalties on mortgage or trust deed payments (b) the late payment by Landlord of amounts owed to Tenant under this Lease will cause Tenant to incur damages, including administrative costs, loss of,use of the overdue funds and other costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Accordingly, if the party who was entitled to receive a payment ("Payee") does not receive any such
                                        -----
payment within five (5) days following the delivery by Payee of notice to the other party ("Payor") that such payment is overdue, Payor shall pay Payee a late
              -----
charge ("Late Charge") equal-to five percent (5%) of the overdue amount. The
         -----------
parties agree that such Late Charge represents a fair and reasonable estimate of the costs Payee will incur by reason of such late payment.

     3.8   Interest on Past Due Obligations. Any amount owed by one party to the
           --------------------------------
other which is not paid when due shall bear interest from the date such amount was due until the date such amount is paid in an amount equal to the Prime Rate in effect at the time plus two (2) percentage points, but in no event to exceed the maximum legal rate from the due date of such payment (the "Interest Rate").
                                                               -------------
Interest shall not be payable on Late Charges. A payment of interest on such past due obligations shall not excuse or cure any default by either party under this Lease.

     3.9   Abatement of Rent When Tenant Is Prevented From Using Premises. In
           --------------------------------------------------------------
the event that Tenant is prevented from using, and does not use, the Premises or any substantial portion thereof, for five (5) consecutive business days or fifteen (15) business days in any twelve (12) month period (the "Eligibility
                                                                 -----------
Period") as a result of (i) any damage or destruction to the Premises and/or the
------
Building, (ii) any repair, maintenance or alteration performed by Landlord after the Commencement Date and required or permitted by the Lease or any use of the Building or Common Areas for Filming (as described in Section 17.18), which substantially interferes with Tenant's use of the Premises, the Center (subject to Landlord's right to provide Substitute Parking as described in Section 17.3) and/or the Building, (iii) any failure by Landlord to provide Tenant with services or access to the Premises, the Center (subject to Landlord's right to provide Substitute Parking as described in Section 17.3) and/or the Building, (iv) because of an eminent domain proceeding or (v) because of the presence of hazardous substances in, on or around the Premises, the Building or the Project which poses a health risk to occupants of the Premises, then Tenant's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any substantial portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility
Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Building and/or Tenant's property, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises and/or the Building, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction and/or eminent domain taking and to move in over a weekend.

     In the event that Rent is abated pursuant to this Section 3.9 for longer than a period of one hundred eighty (180) consecutive days (the "180 Day
                                                                 -------
Period"), Landlord shall have the right, exercisable by written notice to Tenant given within thirty (30) days after the end of the 180 Day Period ("Landlord's
                                                                    ----------
Termination Notice") to terminate the Lease upon that date which is thirty (30)
------------------
days after Tenant receives Landlord's Termination Notice; provided, however, that if at least ten (10) days prior to the scheduled termination date Tenant provides Landlord with written notice waiving Tenant's right to further rent abatement on account of the specific event which initially triggered the; rent a basement, then this Lease shall not terminate but shall continue in full force and effect. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Articles 8 [Damage or Destruction] and 9 [Condemnation] of the Lease, then the Eligibility Period shall not be applicable.

                            ARTICLE 4: ARBITRATION.
                            ----------------------

     With the exception of the arbitration provisions which shall specifically apply to the determination of the Fair Market Rate, as set forth in the provisions of Section 2.5, and the right of either party to obtain temporary or preliminary injunctive relief, this Article 4 contain the sole and exclusive method, means and procedure to resolve any and all disputes or disagreements, including whether any particular matter constitutes, or with the passage of time would constitute, an event of default ("Event of Default"). The parties hereby
                                        ----------------
irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Article 4. Any and all attempts to circumvent the provisions of this Article 4 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration to determine whether it would, with the passage of time, constitute an Event of Default, such passage of time shall not commence to run until any such affirmative determination, so long as it is simultaneously determined that the challenge of such matter as a potential Event of Default was made in good faith, except with respect to the payment of money. With respect to the payment of money, such passage of time shall not commence to run only if the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made "under protest," which shall occur when such payment is accompanied by a good-faith notice stating why the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration, within sixty (60) days of the date on which the parties agree that there is a dispute or disagreement or reach an impasse with respect thereto, as set forth in the following:

           (a) Arbitration Panel. Within ninety (90) days after delivery of
               -----------------
     written notice ("Notice of Dispute") of the existence and nature of any
                      -----------------
     dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each: (i) appoint one (1) lawyer actively engaged in the licensed and full-time practice of law, specializing in real estate, in the County of Los Angeles for a continuous period immediately preceding the date of delivery ("Dispute Date") of the Notice of Dispute of not less than ten (10) years,
     --------------
     but who has at no time ever represented or acted on behalf of any of the parties, and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other provisions of this Article 4 ("Acceptance") to the other parties
                                          ----------
     hereto. In the event that any party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice such lawyers shall appoint a third lawyer (together with the first two (2) lawyers, "Arbitration Panel") of the same
                                                -----------------
     qualification and background and shall deliver written notice of the identity of such lawyer and a copy of his or her written Acceptance of such appointment to each of the parties. Neither Landlord nor Tenant may consult with the third lawyer, directly or indirectly, to determine the third lawyer's position on the issue which is the subject of the dispute. In the event that agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as quickly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by,any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Los Angeles or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical boundaries of which extend to the County of Los Angeles, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party; Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing, delivered to each of the parties, an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the provisions of this Article 4 as if such replacement was an initial appointment to be made under this Article 4 within the time constraints set forth in this Article 4, measured from the date of notice of such vacancy or inability, to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is a party hereto.

           (b) Duty. Consistent with the provisions of this Article 4, the
               ----
     members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of thirty (30) days after the appointment of the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Article 4.

           (c) Authority. The Arbitration Panel shall (i) enforce and interpret
               ---------
     the rights and obligations set forth in the Lease, (ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence (Section 1283.05 of the California Code of Civil Procedure being deemed applicable to any such proceedings), and (iii) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages, the awarding of reasonable attorneys' fees and costs to the prevailing party as determined by the Arbitration Panel and the issuance of injunctive relief. If the party against whom the award is issued complies with the award, within the time period established by the Arbitration Panel, then no Event of Default will be deemed to have occurred, unless the Event of Default pertained to the non-payment of money by Tenant or Landlord, and Tenant or Landlord failed to make such payment under protest.

           (d) Appeal. The decision of the Arbitration Panel shall be final and
               ------
     binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the Arbitration Panel. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction.

           (e) Compensation. Each member of the Arbitration Panel (i) shall be
               ------------
     compensated for any and all services rendered under this Article 4 at a rate of compensation equal to the sum of (i) Two Hundred Fifty Dollars ($250.00) per hour and (ii) the sum of Ten Dollars ($10.00) per hour multiplied by the number of full years of the expired Lease Term, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the nonprevailing party as determined by the Arbitration Panel in its sole and absolute discretion.

                       ARTICLE 5: INDEMNITY; LEGAL COSTS
                       ---------------------------------

     5.1 Indemnity. Tenant shall indemnify and hold Landlord, Landlord's agents,
         ---------
and employees harmless from any and all costs, claims or liabilities to the extent arising from: (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or any conduct done or permitted by Tenant to be done in or about the Premises; (c) all liens and claims of lien arising by reason of any alteration or improvement of the Premises by Tenant or arising from any other cause related to the Premises, the Building or Tenant's use thereof; (d) any breach or default in the performance of Tenant's obligations under this Lease;
(e) any misrepresentation or breach of warranty by Tenant under the Lease; or
(f) other acts or omissions which relate to the Premises or the Building and which amount to gross negligence or willful misconduct of Tenant, or any of its agents, employees, invitees or licensees. Tenant shall defend Landlord against any such cost, attorneys' fees, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. Notwithstanding any provisions of Articles 5 and 13 to the contrary, Tenant shall not be required to indemnify and hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "Claims"), to any person,
                                                ------
property or entity to the extent resulting from the acts or omissions or willful misconduct of Landlord or its agents, contractors, servants, employees or licensees, in connection with Landlord's activities in the Building or the Project (except for damage to the Work and Tenant's personal property, fixtures, furniture and equipment in the Premises or in the Building), and Landlord hereby so indemnifies and holds Tenant harmless from any such Claims, including but not limited to Claims arising from any noncompliance of the Building and/or the Project with any laws relating to disabled access, or Claims arising from the presence in the Premises and/or the Building of hazardous substances, except to the extent such hazardous substances were placed in or on the Premises, the Building and/or the Project by Tenant or its agents, contractors, servants, employees, licensees or invitees. Landlord's and Tenant's respective indemnity hereunder will survive the expiration of the Term of, or any termination of the Lease. Provided, further, to the extent any damage or repair obligation is covered by insurance obtained by Landlord as part of Operating Costs, but is not covered by insurance obtained by Tenant, then Tenant shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Landlord is entitled to receive.The provisions of this Lease are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the Lease. If Landlord or Tenant has been or at any time hereafter is granted the right to self insure or if either party breaches this agreement by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation. All of the provisions set forth herein are subject to the provisions of Section 13.5.

     5.2   Legal Proceedings. Landlord and Tenant agree that if any action or
           -----------------
arbitration for breach of or to enforce the provisions of this Lease is commenced, the court or arbitrator in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys, fees and costs shall be paid by the losing party in such action or arbitration. Each party (the "First party") also shall indemnify the
                                        -----------
other party (the "Other party") against and hold such Other party harmless from
                  -----------
all reasonable costs and expenses, demands and liability incurred by such Other party if such Other party becomes or is made a party to any claim or action (a) instituted by the First party, or by license of or agreement with the First party; (b) for foreclosure of any lien for labor or material furnished to or for the First party; (c) otherwise arising out of or resulting from any act or transaction of the First party or such other person; or (d) necessary to protect the Other party's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. This provision shall survive the termination of the Lease.

     5.3   Landlord's Consent. In the event that Landlord shall consent to an
           ------------------
assignment or sublease pursuant to Article 10 (Assignment and Subletting), Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent, the aggregate of which fees shall in no event exceed Five Hundred Dollars ($500.00) per each assignment or sublease provided, however, that such amount shall be subject to a CPU adjustment on each anniversary of the Commencement Date (each an "Adjustment Date") in accordance with Section 17.21 hereof.

                           ARTICLE 6: USE OF PROPERTY
                           --------------------------

     6.1   Permitted Use. Tenant shall use the Premises for the Permitted Use
           -------------
set forth in Article 1 and shall not use or permit the Premises to be used for any other purpose.

     6.2   Restrictions on Use.
           -------------------

     Tenant shall not do or permit anything to anyone which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure them. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not bring or keep anything in, on or about the Premises which will increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents. Tenant shall not use or allow any part of the Premises to be used for the manufacturing or sale of food or beverages or for the manufacture or retail or auction of merchandise or goods or property of any kind, or as a school or a classroom. Tenant shall not use or allow any part of the Premises to be used for storage of any of the foregoing, except for storage of minor amounts for Tenant's own use on the Premises. Tenant shall not commit or allow to be committed any waste in, on or about the Premises. Tenant shall not place any signs on the Building without Landlord's prior written consent. Tenant shall not conduct business or any other activity on or about the Premises of such a nature as to place an unreasonable and excessive burden upon the public or common areas of the Building.

     6.3   Compliance With Governmental and Insurance Regulations; Assumption of
           ---------------------------------------------------------------------
Risk of Noncompliance. Tenant shall not use or occupy the Premises in violation
---------------------
of the Certificate of Occupancy of the Building or the Premises or of any law, ordinance or regulation or other directive of any governmental authority having or exercising jurisdiction over the Building. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, Tenant shall, at its sole cost and expense and except as otherwise provided in this Lease, procure and at all times maintain such license or permit and shall at all times comply with the terms and conditions thereof.

     6.4   Landlord's Access. Landlord may enter the Premises at reasonable
           -----------------
times to show the Premises to potential buyers, investors or tenants or other parties, or for any other reasonable purpose Landlord deems necessary. Landlord shall give reasonable prior notice of such entry, except in the case of' an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Premises or the Building; provided, however, that Landlord may only place such signs on the Premises upon receipt of Tenant's consent, which shall not be unreasonably withheld. Landlord shall at all times have and retain a master key which will unlock all doors in, upon and about the Premises excluding vaults and safes). Landlord shall conduct its entry in such a manner as to cause minimal interference with the conduct of Tenant's business or operations in the Premises. Notwithstanding the foregoing, Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with ten (10) days' prior written notice of the specific date and time of such Landlord inspection.

     6.5   Hazardous Materials.
           -------------------

           (a) Landlord represents and warrants that to Landlord's knowledge as of the date hereof, no Hazardous Materials (as hereinafter defined) are being Handled (as hereinafter defined) upon, about, above or beneath the Premises or any portion of the Building, except as has been disclosed in writing to Tenant as of the date hereof and to the extent that any such Hazardous Materials are discovered to exist, Landlord will, at its sole cost and expense (and without any deduction from any applicable tenant improvement allowance if done as part of Landlord's initial tenant improvement work in the Premises), promptly take all actions required by any federal, state or local governmental agency or political subdivision, which requirements arise from the Handling of Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Notwithstanding the foregoing, if Landlord in good faith determines that the cost to Landlord of complying with the prior sentence would cost more than twenty-five percent (25%) of the functional replacement cost of the Building, then provided that Landlord concurrently terminates its leases with all of the other tenants in the Building, Landlord may terminate this Lease by providing Tenant with written notice of its election to so terminate, which notice shall be given within thirty (30) days after becoming aware of the anticipated amount of the cost of the compliance, and such termination shall be effective thirty (30) days after Tenant's receipt of Landlord's written notice. No Hazardous Materials shall be Handled upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Landlord or Tenant (or Tenant's subtenants or assignees), or their respective contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled by Tenant shall be known as Tenant's Hazardous Materials. "Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be used and stored at the Premises or elsewhere at the Building, but only in compliance with all applicable Environmental Laws, as defined herein.

           (b) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials up-on, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, as such specifically relate to Tenant's Handling of Tenant's Hazardous Materials, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws except as otherwise provided in this Lease. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

           (c) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

           (d) "Hazardous Materials" means: (a) any material or substance: (i) which is defined or becomes defined as a "hazardous substance," "hazardous waste", "infectious waste", "chemical mixture or substance," or "air pollutant." under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure; (iii) containing polychlorinated biphenyls
     (PCBs); (iv) containing asbestos; (v) which is radioactive; or (b) any other pollutant or contaminant or hazardous, toxic, flammable or dangerous chemical, waste, material or substance, as all such terms are used in their broadest sense, and defined, regulated or become regulated by Environmental Laws, or which cause a nuisance upon or waste to the Premises or any portion of the Building.

           (e) "Handle", "Handled", or "Handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

     6.6   Compliance with Laws and Other Requirements. Tenant shall comply with
           -------------------------------------------
the following laws and other requirements:

           (a) Except as otherwise provided herein, Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including without limitation any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively, "Applicable Laws").
                              ---------------

           (b) Tenant shall not use the Premises, or knowingly permit the Premises to be used, in any manner which: (i) violates any Applicable Law;
     (ii) causes or is reasonably likely to cause damage to the Building or the Premises; (iii) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises; or increases the cost of such policy; (iv) constitutes or is reasonably likely to constitute a material nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (v) unreasonably or unduly interferes with, or is reasonably likely to unreasonably or unduly interfere with the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located in the Building; or (vi) violates the Rules and Regulations of the Building, as defined in Section 17.14.

           Landlord hereby warrants to Tenant that (i) the Building and (ii) that portion of the Premises already constructed and to be constructed by Landlord or Landlord's contractor, have been or will be constructed and operated in a-first-class manner, free of all asbestos containing materials ("ACM") and in full compliance with all Applicable Laws existing at the later of the time of construction or the date of this Lease, in order to make the Premises, the Building and the site upon which the Building is situated (the "Site") suitable for business offices. For the purposes of this Section 6.6, Landlord shall be deemed to be in full compliance with all Applicable Laws even if such compliance includes any n grandfathering" or waivers applicable to the Premises and/or the Building with respect to any Applicable Law. The term "Applicable Laws" will be deemed to include any Environmental Laws. Notwithstanding anything contained in the Lease to the contrary, Landlord will be fully responsible for making all alterations and repairs to the Premises and the Building at its cost, which shall not be included as Operating Costs, (1) required in order to comply with the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq., as amended as of the date of this Lease (the "ADA"), (2) required to remove any and all ACM discovered at any time to have existed in the Premises as of the Commencement Date, or (3) resulting from or necessitated by the failure by Landlord and/or Landlord is contractor to comply with the Applicable Laws as of the date of this Lease, or from Landlord's and/or Landlord's contractor's utilization of Hazardous Materials as defined by Applicable Laws as of the date of this Lease in violation of such Applicable Laws or which could pose a health risk to occupants of the Premises. Notwithstanding the foregoing, if Landlord in good faith determines that the cost to Landlord of complying with the prior sentence would cost more than twenty-five percent (25%) of the functional replacement cost of the Building, then provided that Landlord concurrently terminates its leases with all of the other tenants in the Building, Landlord may terminate this Lease by providing Tenant with written notice of its election to so terminate which notice shall be given within thirty
     (30) days after becoming aware of the anticipated amount of the cost of the compliance, and such termination shall be effective thirty (30) days after Tenant's receipt of Landlord's written notice. With respect to any costs that Tenant incurs in connection with the construction of the Work or any Alterations (as defined in Section 7.3), which Tenant would not have had to incur if the Building and Premises, to the extent already constructed by Landlord, were constructed in full compliance with Applicable Laws in existence on the date of this Lease, then Landlord shall reimburse Tenant for such increased costs; provided, however, that to the extent any such compliance work would not have been required but for the tenant improvement work to be performed in the Premises, then the cost of such compliance work shall be paid by Tenant. Otherwise, Landlord shall, subject to Tenant's repair obligations set forth in the Lease, maintain and operate the Building in a first class manner, keep the Building Structure and the Building Systems (as such terms are defined in Section 7.2(a)) in first class condition and repair, maintain a safe and healthful environment in the Building, and operate, maintain, and provide services and security to, the Building in a manner comparable to other comparable office buildings in the vicinity of the Building ("Comparable Building"), the cost of which (except for certain specified capital improvements and repairs, as more specifically set forth in Section 3.4(i) above) shall be included in Operating Costs, or paid for directly by Tenant (for maintenance and repair of the Premises only to the extent required by the Lease) if not normally included in Operating Costs.

     6.7   Compliance by Other Tenants. Landlord shall use commercially
           ---------------------------
reasonable efforts (including, without limitation, unlawful detainer proceedings where commercially reasonable efforts would require such) at least comparable to those that would be used by other landlords of Comparable Buildings, to secure the compliance by other tenants of the Building with all use restrictions affecting the Building if the non-compliance with such use restrictions by other tenants could materially and adversely affect Tenant; provided, however, that Landlord shall not, so long as Landlord is using-commercially reasonable efforts, be liable to Tenant for any other occupant's or tenant's failure to conduct itself in accordance with the provisions of this Article 6, and Tenant shall not be released or excused from the performance of any of its obligations under the Lease solely because of any such failure.

                ARTICLE 7: MAINTENANCE, REPAIRS, AND ALTERATIONS
                ------------------------------------------------

     7.1   Tenant's Obligations.
           --------------------

           (a) Tenant, at its sole cost and expense, shall keep the Premises other than the Building Structure and Building Systems (as those terms are hereinafter defined) in good order, condition and repair including, without limitation (i) decorations, fixtures, interior walls and interior surfaces of exterior walls, (ii) ceilings, interior windows, doors, plate glass and entrances within the Premises and (iii) any plumbing, heating, air conditioning and electrical facilities within the Premises which are not part of the Building Systems and are intended solely for the use of Tenant. Tenant shall keep the Premises at all times in a sanitary condition, reasonably free from waste or debris. Subject to the provisions of Section
     13.5 and to the extent not covered by the insurance on the Building required to be carried by Landlord hereunder and paid for by Tenant as part of Direct Expenses, all damage or injury to the Premises or the Building caused by the acts or negligence of Tenant, its agents or employees, shall-be promptly repaired by Tenant, at Tenant's sole cost and expense, to the reasonable satisfaction of Landlord.

           (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense except to the extent reimbursed by Landlord's insurance proceeds. If Tenant fails to maintain and repair the Premises, then Landlord, on ten (10) days' prior notice (except in the case of emergency whereupon no notice shall be required) may enter the Premises and perform such repair and maintenance and Tenant shall reimburse Landlord for all actual and reasonable costs incurred immediately upon demand therefor as Additional Rent.

           (c) Tenant hereby waives any and all rights under Sections 1941 through 1942, inclusive, of the California Civil Code and hereby waives, to the extent permissible, any rights under other statutes or laws now or hereafter in effect which are contrary to the obligations of Tenant under this Lease, or which place obligations upon Landlord in addition to those provided in this Lease.

     7.2   Landlord's Obligations.
           ----------------------

           (a) Landlord shall repair and maintain in first-class condition the structural portions of the Building including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking garage, stairwells, escalators, elevator cabs, plazas, art work, sculptures, washrooms, mechanical, electrical and telephone closets, and all Common Areas and public areas (collectively, "Building Structure"), and the HVAC (including primary and secondary loops connected to the core), mechanical, electrical, life safety, plumbing, sprinkler systems (connected to the core) and sanitary systems ("Building Systems") except to the extent such maintenance or repairs are caused in whole or in part by the act, neglect, fault or omission of Tenant, its agents, servants, employees or invitees (except to the extent the cost of any such maintenance or repair is covered by the insurance required to be carried by Landlord hereunder and paid for by Tenant as part of Direct Expenses) or by Tenant's use of the Premises for other than normal and customary business operations in which event Tenant shall pay to Landlord the cost of such maintenance or repairs upon demand. Landlord shall also repair and maintain the Common Areas of the Building the costs for which shall be considered Operating Costs to the extent permitted in Article 3, unless such maintenance or repairs are caused in whole, or in part, (i) by the act, neglect, fault or omission of Tenant, its agents, servants, employees or invitees, in which event Tenant shall pay to Landlord the cost of such maintenance or repairs upon demand (except to the extent the cost of any such maintenance or repair is covered by the insurance required to be carried by Landlord hereunder and paid for by Tenant as part of Direct Expenses), or (ii) by Tenant's use of the Premises for other than normal and customary business operations. Except as otherwise provided in this Lease, if the need for repair is not reasonably apparent, Landlord shall not be liable for failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant or any other tenant or occupant of the Building. Except as provided in Section 7.5, Tenant waives the right to make repairs at Landlord's expense under any law or regulation now or hereafter in effect.

           (b) Landlord agrees to furnish to the Premises, (i) during the hours of 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. on Saturday ("Business Hours") except for recognized national holidays, heat, ventilation and air conditioning ("HVAC") sufficient for the comfortable occupancy of the Premises, (ii) twenty four (24) hours a day, seven (7) days a week, every day of the year, elevator service, electric current sufficient for typical general office use for normal lighting and office machines, and water for lavatory and drinking purposes, all in such reasonable quantities as in the judgment of Landlord is necessary for the comfortable occupancy of the Premises, and (iii) janitorial services at least comparable to that provided in Comparable Buildings five (5) days per week. Landlord shall not be liable for any stoppage or interruption of any such services caused by riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided herein, Tenant agrees to pay for all utilities and other services utilized by Tenant for all overtime or additional building services furnished to Tenant not uniformly furnished to all tenants of the Building in accordance with Section 7.2(c) below.

           (c) In the event Tenant requires utilities (other than electricity), HVAC and/or services in excess of what Landlord is required to provide during Business Hours (as defined in Section 7.2(b)) or at times other than during Business Hours, Landlord agrees to provide such extra utilities and services, and Tenant agrees to reimburse to Landlord its actual costs of providing such extra utilities and services, without a profit to.Landlord but with, if applicable, a reasonable overhead and administration charge (which may include a depreciation factor if appropriate) by Landlord ("Actual Costs").

           (d) Landlord shall provide, twenty-four (24) hours per day, seven (7) days per week, every day of the year, onsite Building security equipment, personnel, procedures and systems. Subject to Landlord's reasonable approval, Tenant shall be entitled, at its sole cost, to install its own security systems for the Premises, which shall be located within the Premises and which shall not interfere with the Building Systems. Upon request, Landlord's security guards will, after normal business hours, accompany any employee or visitor of Tenant from the Building to the on-site garage and to the surface parking lots within one (1) block of the Building.

     7.3   Alterations, Additions, and Improvements.
           ----------------------------------------

     Following the date on which Tenant first occupies the Premises, Tenant shall have the right to make alterations, additions, or improvements ("Alterations") to the Premises upon receipt of Landlord's prior written consent, which will not be withheld unless the making or installation of the Alterations (i) adversely affects the Building Structure, (ii) adversely affects the Building Systems, (iii) affects the appearance of any part of the Building visible from outside the Premises, (iv) does not comply with Applicable Laws, or
(v) unreasonably interferes with the normal and customary business operations of the other tenants in the Building (individually and collectively, a "Design Problem"). Landlord may, as a condition to the installation thereof and if such request is made concurrently with the approval of the plans and specifications therefor, require Tenant to remove any such Alterations at its sole cost and expense, it being agreed and understood that in no event will Tenant have any obligation to remove any such Alterations unless, in Landlord's reasonable judgment, they do not qualify as standard office-type tenant improvements. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain Landlord's prior consent with respect to any strictly cosmetic work performed within the Premises by Tenant, such as the installation of wall coverings or floor coverings or non-structural alterations which do not exceed Twenty-Five Thousand Dollars ($25,000), which are not visible from the outside of the Premises and which comply with all Rules and Regulations, Building Regulations and Landlord's structural, engineering and design requirements for the Building. Tenant shall give Landlord at least ten
(10) days' prior written notice of the commencement of any work on the Premises. In no event shall Tenant be required to provide payment and performance bonds in connection with any such Alteration work so long as the financial condition of Tenant is satisfactory. Landlord may elect to record and post notices of non-responsibility on the Premises or the Building. Upon Landlord's written request Tenant shall promptly remove any Alterations constructed in violation of this Section. All Alterations shall be accomplished at Tenant's sole cost and expense in a good and workmanlike manner, in conformity with all applicable laws and regulations, by a contractor and subcontractors chosen by Tenant and reasonably approved by Landlord and shall be the property of Landlord. As soon as reasonably practicable, Tenant shall provide Landlord with copies of all construction contracts, and proof of payment for all labor and materials. Promptly upon completion of any such work, Tenant shall provide Landlord with any "as built. plans. Tenant shall promptly pay when due all claims for labor and materials furnished to the Premises.

     7.4   Condition Upon Termination. Upon termination of this Lease, Tenant
           --------------------------
shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provisions of this Lease and except for the Alterations (subject to Section 7.3) and Work in the Premises and except for any casualty damage, if any, for which Tenant is not responsible. In addition, Landlord may require Tenant to remove any Alterations (whether or not made with Landlord's consent) upon the termination of the Lease Term and may, subject to
Section 7.3. require Tenant to restore the Premises to its original condition at Tenant's expense; provided, however, that Landlord must elect to have Tenant remove such Alterations by written notice to Tenant at the time Tenant requests Landlord's consent to such Alterations for which Landlord's prior consent is required and Tenant shall have no obligation to remove (a) any Alterations to the extent the same are customary and typical for general business offices; and
(b) any Work installed in the Premises. Tenant may remove Tenant's machinery, trade fixtures or equipment ("Personal Property") which can be removed without leaving the Premises or the Building in a materially damaged condition. Tenant shall repair, at Tenant's sole expense, any damage to the Premises caused by the installation or removal of any such Personal Property. Any of Tenant's Personal Property not so removed shall, at the option of Landlord, upon five (5) business days' notice to Tenant (unless Tenant effectuates the removal within such five (5) business day period) automatically become the property of Landlord upon the expiration or termination of the Lease. Thereafter, Landlord may retain or dispose of in any manner the Personal Property not so removed, without any liability whatsoever to Tenant.

     7.5   Right to Repair. Notwithstanding any provision set forth in this
           ---------------
Lease to the contrary, if Tenant provides written or oral notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance and which, in Tenant's reasonable judgment, constitutes an emergency, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than twenty-one (21) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that neither of the notices shall be required in the event of an emergency which threatens life or where there is imminent danger to property and provided, further, that Tenant shall use its good faith efforts to take only those actions which, in Tenant's reasonable judgment, are required to resolve the emergency), and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate as defined in
Section 3.8. In the event Tenant takes such action, and such work will affect the Building Structure and/or the Building Systems, Tenant shall use only those contractors used by Landlord in the Building for work on such Building Structure or Building Systems unless such contractors are unwilling or unable to perform; or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Furthermore, if Landlord does not deliver a detailed written objection to Tenant within thirty
(30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under the Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, which arbitrator shall be selected and qualified pursuant to the procedures set forth in Article 4, and whose costs shall be paid for by the losing party, unless it is not clear that there is a "losing party", in which event the costs of arbitration shall be shared equally. If Tenant prevails in the arbitration, the amount of the award which shall include interest at the Interest Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys' fees and related costs) may be deducted by Tenant from the rents next due and owing under the Lease.

                        ARTICLE 8: DAMAGE OR DESTRUCTION
                        --------------------------------

     8.1   Damage to Premises.
           ------------------

           (a) If the Premises or the Building are wholly or partially damaged or destroyed by an insured casualty or a casualty required to be insured against by Landlord pursuant to this Lease, occurring more than twelve (12) months prior to the Expiration Date which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

               (i) Repairs Which Can Be Completed Within Nine (9) Months. Within
                   -----------------------------------------------------
     twenty (20) days of notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within nine (9) months of such damage or destruction without the payment of overtime or other premiums. If all repairs to such Premises or Building can, in Landlord's judgment, be completed within nine (9) months following the date of such damage or destruction without the payment of overtime or other premiums, Landlord shall, at Landlord's expense, repair the same and this Lease shall remain in full force and effect and a proportionate reduction of the Rent shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant, and which is not used by Tenant, during the period of time that such portion is unusable or inaccessible and not used by Tenant; provided, however, that if any such repair is not commenced by Landlord within ninety (90) days after the occurrence of such damage or destruction or is not substantially completed by Landlord within twelve
     (12) months after the occurrence of such damage or destruction, then in either such event Tenant may, at its option, upon written notice to Landlord, given within the thirty (30) day period after the expiration of the ninety (90) day period or twelve (12) month period, as the case may be, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. Notwithstanding the foregoing, in the event that (A) the damage or destruction to the Premises or the Building is greater than or equal to twenty-five percent (25%) of the functional replacement cost of the Building, and (B) Landlord cancels its leases with all other tenants in the Building, then Landlord shall have the right to terminate this Lease upon written notice to Tenant, given within thirty
     (30) days after the date of the occurrence of such damage or destruction.

               (ii) Repairs Which Cannot Be Completed Within Nine (9) Months. If
                    --------------------------------------------------------
     all such repairs to the Building and Premises cannot, in Landlord's judgment, be completed within nine (9) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination within forty-five (45) days of notice to Landlord of such damage or destruction and either Landlord or Tenant may, at its option, upon written notice-to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. In the event that neither Landlord nor Tenant elect to terminate the Lease in accordance with the foregoing provisions, then Landlord shall, at Landlord's expense, repair such damage or destruction, and in such event, this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as hereinabove provided in Section 8.1(a)(i); provided, however, that if any such repair is not commenced by Landlord within ninety (90) days after the occurrence of such damage or destruction or is not substantially completed by Landlord within twelve (12) months after the occurrence of such damage or destruction, then in either such event Tenant may, at its option, upon written notice to Landlord, given within the thirty (30) day period after the expiration of the ninety (90) day period or twelve (12) month period, as the case may be, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

           (b) If, at any time prior to the expiration or termination of this Lease, the Premises or the Building is totally or partially damaged or destroyed from a casualty, the loss to Landlord from which is not fully covered by insurance maintained by Landlord or for Landlord's benefit (or required to be maintained by Landlord pursuant to Article 13), which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord may, at its option, upon written notice to Tenant within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease so long as (a) the uninsured portion of the damage or destruction is equal to or greater than ten percent (10%) of the functional replacement cost of the Building, (b) Landlord makes a decision not to commence such repairs within two (2) years of the occurrence of such damage and destruction, and (c) Landlord terminates every other lease in the Building which was affected by the casualty. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as provided in Section 8.1(a)(i). If Landlord does not elect by notice to Tenant to repair such damage the Lease shall terminate. Notwithstanding the foregoing, if all repairs to the Premises or the Building cannot, in Landlord's reasonable judgment, be completed within nine (9) months following the date of such damage or destruction without the payment of overtime or other expenses; then either Landlord or Tenant may at its option, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this lease as of the date of the occurrence of such damage or destruction.

           (c) Notwithstanding anything to the contrary contained in Sections 8.1(a) and (b) above, if the Premises or the Building is wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, or, if an applicable renewal option has been exercised, during the last year of any renewal term, so that Tenant shall be prevented from using the Premises for thirty (30) consecutive days due to such damage or destruction, then either Landlord or Tenant may, at its option, by notice to the other party within sixty (60) days after the occurrence of such damage or destruction, elect to terminate the Lease.

           (d) Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, Landlord shall not be required to repair any damage to property with respect to which Tenant is required to maintain property insurance pursuant to Section 13.3 below. Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California, and any similar law, statute or ordinance now or hereafter in effect.

     8.2   Abatement of Rent. In the event of damage or destruction to the
           -----------------
Premises or Building, Rent payable hereunder shall be abated in accordance with
Section 8.1(a)(i) above. Except for abatement of rent and except as otherwise provided in this Lease, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of (i) any damage to the Premises, (ii) such repairs, or (iii) any inconvenience, interruption or annoyance caused by such damage or repair.

                            ARTICLE 9: CONDEMNATION
                            -----------------------

     If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the
 ------------
date the condemning authority takes title or possession, whichever occurs first. If the remaining portion of the Premises is not reasonably usable for the conduct of Tenant's business, either Landlord or Tenant may-terminate this Lease, and if more than twenty percent (20%) of rentable floor area of the Building excluding the Premises is taken, Landlord may terminate this Lease, in either event as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking. If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the rentable floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order; (a) first, to any mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise; provided, however, that nothing contained in this Article 9 shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for (a) the taking of Tenant's Personal Property, (b) interruption of or damage to Tenant's business, or (c) Tenant's unamortized cost of the Work to the extent paid for by Tenant. Furthermore, Tenant is granted the right to recover from the condemning authority fifty percent (50%) of the "Bonus Value" of the leasehold estate which shall be equal to the difference between the rental rate payable under the Lease and the rate established by the condemning authority as an award for compensation purposes, together with any amount Tenant is able to obtain from the condemning authority attributable to Tenant's relocation expenses. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair and the amount of such deficiency is in excess of ten percent (10%) of the functional replacement value of the Building, then Landlord shall have the right to either (i) terminate this Lease (provided, however, that Landlord terminate all other leases in the Building) upon written notice to Tenant given within thirty days after the date that Landlord determines, or should have able to determine, that the severance damages received by Landlord would be insufficient to the degree set forth above, (ii) make such repair at Landlord's expense.

                     ARTICLE 10: ASSIGNMENT AND SUBLETTING
                     -------------------------------------

     10.1  Landlord's Consent Required.  No portion of the Premises or of
           ---------------------------
Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Sections
10.2 and 10.6. Landlord shall grant or withhold its consent as provided in
Section 10.4. Any attempted transfer without consent shall be void. If Tenant is a partnership, any cumulative transfer of fifty percent (50%) or more of the limited partnership interests or any transfer of a general partners interest shall require Landlord's consent.

     10.2  Tenant Affiliate.  Tenant may assign this Lease or sublease the
           ----------------
Premises, without Landlord's consent, upon notice to Landlord, to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the acquisition of, merger of or consolidation with Tenant ("Tenant's Affiliate"). In the case of an assignment to a Tenant's
         ------------------
Affiliate, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

     10.3  No Release of Tenant.  No transfer permitted by this Article 10
           --------------------
whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article 10. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.

     10.4  Landlords Consent.  Tenant's request for Landlord's consent to any
           -----------------
transfer described in Section 10.1 shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, the nature of the proposed transferees business to be carried on in the Premises, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord reasonably deems relevant. Landlord shall have the right to reasonably withhold consent; it shall not be deemed unreasonable for Landlord to withhold consent to any proposed transfer if the proposed transferee is not sufficiently credit-worthy to discharge the obligations of Tenant under this Lease, intends to occupy the Premises for purposes other than the Permitted Use, or is unable to fully and completely comply with all of the terms and provisions of this Lease.

     10.5  Rent or Other Premiums.  As a condition to Landlord's consent to any
           ----------------------
subletting, assignment or other transfer of

Tenant's interest in this Lease, Landlord shall be entitled to receive fifty percent (50%) of any Profits (as defined below) actually received by Tenant pursuant to such approved assignment or sublease. Whenever Landlord is entitled to share in any excess income resulting from an assignment or sublease of the Premises, the following shall constitute the definition of "Profits": the gross
                                                            -------
revenue received from the assignee or sublessee during the sublease term or during the assignment, with respect to the space covered by the sublease or the assignment ("Transferred Space") less: (a) the gross revenue paid to Landlord
             -----------------
by Tenant during the period of the sublease term or during the assignment with respect to the Transferred Space; (b) the gross revenue as to the Transferred Space paid to Landlord by Tenant for all days the Transferred Space was vacated from the date that Tenant first vacated the Transferred Space until the date the assignee or sublessee was to pay Rent; (c) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to sublessee or assignee; (d) brokers' commissions paid by Tenant; (e) attorneys' fees paid by Tenant; (f) lease takeover payments paid by Tenant; (g) costs of advertising the space for sublease or assignment paid by Tenant; (h) unamortized cost of initial and subsequent improvements to the Premises by Tenant; and (i) any other costs actually paid by Tenant in assigning or subletting the Transferred Space; provided, however, under no circumstance shall Landlord be paid any Profits until Tenant has recovered all the items set forth in subparts (a) through (i) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts (a) through (i) above (the "Net Revenues"), are less than any and all costs actually
                        ------------
paid in assigning or subletting the affected space (collectively, "Transaction
                                                                   -----------
Costs"), the amount of the excess Transaction Costs shall be carried over to the
-----
next year and then deducted from net Revenues with the procedure repeated until a Profit is achieved. Landlord's consent to any such assignment or sublease shall be effected on forms approved by Landlord and its counsel.

     10.6  Occupancy By Others. Tenant may allow any person or company which is
           -------------------
a client or customer of Tenant or which is providing service to Tenant or one of Tenant's clients to occupy certain portions of the Premises without such occupancy being deemed an assignment or subleasing as long as no new demising walls are constructed to accomplish such occupancy and as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 10.

     10.7  Recognition Agreement. To the extent that Tenant enters into an
           ---------------------
assignment of the Lease, Landlord, if it grants its consent to such assignment as provided in this Article 10, shall also simultaneously execute and deliver a recognition agreement pursuant to which Landlord shall agree that in the event Tenant defaults under the Lease, the assignment shall be recognized as a direct lease between Landlord and the assignee on the terms and conditions of the assignment.

                       ARTICLE 11: DEFAULTS AND REMEDIES
                       ---------------------------------

     11.1  Covenants and Conditions. Time is of the essence in the performance
           ------------------------
of all covenants and conditions contained in this Lease.

     11.2  Defaults. Tenant shall be in default under this Lease upon the
           --------
occurrence of any of the following:

           (a) If Tenant fails to pay Rent or other charges required to be paid by Tenant, when such failure continues for five (5) business days following notice to Tenant from Landlord. Any such notice shall be in addition to, and not in lieu of, any notice required under Section 1161 of the California Code of Civil Procedure.

           (b) If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of twenty (20) days after written notice from Landlord; provided that if more than twenty (20) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the twenty (20) day period and thereafter diligently pursues its completion. Tenant and Landlord each shall have, and under no circumstances shall Tenant or Landlord be deemed to have waived, the rights set forth in Sections 1174 and 1179 of the California Civil Code of Procedure except that Tenant's rights with respect to personal property shall be limited to those provided in Section 7.4 of this Lease and Landlord shall have all rights specified in said Section 7.4.

           (c) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subsection (e) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

     11.3  Remedies. Upon the occurrence of any default by Tenant, Landlord
           --------
shall have the following rights and remedies at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

           (a) The right to declare this Lease ended and terminated, to reenter the Premises, to remove and eject all persons therefrom, to take possession thereof, and to enjoy the Premises together with all additions, alterations and improvements thereto, and Tenant shall thereupon have no further claim thereon or thereunder;

           (b) The right, even though Landlord may have reentered the Premises without having declared this Lease ended and terminated, to thereafter elect to terminate this Lease and all of the rights of Tenant in and to the Premises;

           (c) The rights available to Landlord under Section 1951.4 of the California Civil Code, which Section is incorporated herein by this reference as though set forth in full;

           (d) In the event Landlord elects its rights and remedies under
     Section 1951.4, Landlord may relet the Premises, or any part thereof, for the account of Tenant for the remainder of the Lease Term and any extension terms (if such extension was properly exercised by Tenant), at such rental, and upon such other provisions as Landlord, in its reasonable discretion, may deem advisable. Landlord shall have the right, in reletting the Premises, to make reasonable alterations and repairs to the Premises, at Tenant's expense. In the event of any such reletting, Tenant shall pay to Landlord any unpaid Rent and all other amounts payable hereunder to the date of such reletting, and shall also pay upon demand all of the costs and expenses of recently, alterations, repairs, and reletting, including, but not limited to, attorneys' fees and leasing commissions. Thereafter, upon the first day of each calendar month during the remainder of the Lease Term, Tenant shall pay to Landlord an amount equal to the excess, if any, of the Base Rent and Additional Rent over the amount received by Landlord. In the event Landlord, upon such reletting, receives amounts in excess of the Rent hereunder, such excess shall be held by Landlord and applied in payment of future Rent, as the same may become due and payable hereunder, or applied to other obligations due to the Landlord from Tenant;

           (e) Should Landlord elect to terminate this Lease under the provisions of Sections 11.3(a) or (b) hereof, Landlord shall have all of the rights and remedies of a landlord provided in Section 1951.2 of the California Civil

     Code, which Section is incorporated herein by this reference as though set forth in full. In computing Landlord's damages pursuant to Sections 1951.2(1) and (2) of the Civil Code, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate (as defined in Section 3.8). The amount of damages which Landlord may recover in the event of such termination shall include the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, computed in accordance with Civil Code Section 1951.2(b), plus reasonable attorneys' fees and leasing commissions;;

           (f) In the event of default, all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain on the Premises, and Landlord shall have the right to remove and store such property at Tenant's sole cost and expense, or take exclusive possession of same and to use same, rent or charge free, until all defaults are cured, or at its option, to require Tenant to forthwith remove same;

           (g) Tenant hereby waives all claims and demands against Landlord for damages or loss arising out of or in connection with any reentering and taking possession of the Premises as provided in this Article;

           (h) In the event of the exercise by Landlord of any one or more of its rights and remedies under this Article, Tenant hereby expressly waives any and all rights of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or granted by or under any present or future laws, and further releases Landlord, from any and all claims, demands and liabilities by reason of such exercise by Landlord; and

           (i) The various rights, options, elections, powers and remedies reserved to Landlord herein shall be-cumulative and, except as otherwise provided by statute, Landlord may pursue any or all such rights and remedies, whether at the same time or otherwise, and no single right shall be deemed to be exclusive of any of the others or of any right or priority allowed by law or in equity. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or waiver of any default by Tenant. In addition to the foregoing, Landlord may exercise any other remedy now or hereafter available to a landlord against a defaulting tenant under the laws of the State of California.

     11.4  Landlord's Cure of Tenant's Default. If at any time during the Lease
           -----------------------------------
Term, Tenant fails, refuses or neglects to perform any of its obligations under this Lease beyond the applicable notice and such period provided in Section 11.2 above, Landlord shall have the right, but not the obligation, to perform such obligation at the expense and for the account of Tenant. The amount of any monies so expended or obligations so incurred by Landlord, together with interest thereon at the Interest Rate (as defined in Section 3.8), shall be repaid to Landlord within five (5) days of Tenant's receipt of Landlord's statement.

                       ARTICLE 12: PROTECTION OF LENDERS
                       ---------------------------------

     12.1  Subordination. The provisions of this Section 12.1 and the
           -------------
obligations created herein are expressly subject to and conditioned upon Landlord performing all of Landlord's obligations pursuant to Section 12.6 below and Tenant's receipt of a commercially reasonable non-disturbance agreement as described therein and in accordance with the terms thereof where required thereunder. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of such deed of trust or mortgage or the date of recording thereof. Landlord represents and warrants that, as of the execution and delivery of this Lease, there is no ground lease, deed of trust or mortgage encumbering the Premises or the Building.

     12.2  Attornment. The provisions of this Section 12.2 and the obligations
           ----------
created herein are expressly subject to and conditioned upon Landlord performing all of Landlord's obligations pursuant to Section 12.6 below and Tenant's receipt of a commercially reasonable non-disturbance agreement as described therein and in accordance with the terms thereof where required thereunder. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

     12.3  Signing of Document. Each party hereunder shall sign and deliver any
           -------------------
instrument or documents necessary or appropriate to evidence any such non-disturbance, attornment or subordination or agreement to do so requested in accordance with this Article 12. Each party agrees to do so within a reasonable period of time after written request therefor. Tenant shall not be required to sign or deliver any such instrument or document providing for such attornment or subordination unless such instrument or document includes non-disturbance protection consistent with Section 12.1 above and 12.6.

     12.4  Estoppel Certificates.
           ---------------------

           (a) Upon the written request of either party hereunder ("Requesting
                                                                    ----------
     Party"), the other party hereunder ("Certifying Party") shall execute,
     -----                                ----------------
     acknowledge and deliver to the Requesting Party a written statement substantially in the form of Exhibit E attached hereto and incorporated
                                  ---------
     herein by this reference ("Estoppel Certificate") certifying:  (i) that
                                --------------------
     none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that the Requesting Party is not in default under this Lease (or, if the Requesting Party is claimed to be in default, stating why); and
     (v) such other matters as may be reasonably requested. The Certifying Party shall deliver such Estoppel Certificate to the Requesting Party within twenty (20) days after the Requesting Party's request therefor. For purposes of this Section 12.4, an Estoppel Certificate shall not be deemed to be commercially reasonable if it amends or modifies any of the provisions of this Lease or attempts to clarify them. Any such Estoppel Certificate may be given to any prospective purchaser or encumbrancer of the Premises or any prospective assignee or sublessee of the Premises (collectively, "Third Parties"); provided, however, Tenant may not request
                     -------------
     an Estoppel Certificate until Landlord has approved the subletting or assignment giving rise to the request, to the extent Landlord's approval is required. Such Third Parties may rely conclusively upon such statement as true and correct, subject to the provisions and time frames set forth in
     Section 12.4(b) below.

           (b) If the Certifying Party does not deliver such Estoppel Certificate to the Requesting Party within three (3) business days after the Certifying Party's receipt of notice from the Requesting Party given after such twenty (20) day period, the Requesting Party, and any Third Party, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the Requesting Party; (ii) that this Lease has not been canceled or terminated except as otherwise represented by the Requesting Party; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that the Requesting Party is not in default under the Lease. In such event, the Certifying Party shall be estopped from denying the truth of such facts.

     12.5  Tenant's Financial Condition. Tenant shall deliver to any lender or
           ----------------------------
prospective purchaser designated by Landlord any financial statements reasonably required by such lender or purchaser to the extent that Tenant has any such requested financial statements to facilitate the financing or refinancing or sale of the Premises. Tenant represents, warrants and covenants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

     12.6  Non-Disturbance Agreement.
           -------------------------

     Landlord agrees to provide Tenant with commercially reasonable non-disturbance, subordination and attornment agreement(s) ("non-disturbance
                                                         ---------------
agreement(s)") substantially in the form of Exhibit D attached to this Lease and
------------                                ---------
made a part hereof, in favor of Tenant from any ground lessors, mortgage holders or lien holders (each, a "Superior Mortgagee") of Landlord who later come(s)
                          ------------------
into existence at any time prior to the expiration of the Term of the Lease, as it may be extended, in consideration of, and as a condition precedent to, Tenant's agreement to be bound by Lease Sections 12.1 and 12.2. Said non-disturbance agreements shall be in recordable form and may recorded at Tenant's election and expense.

     All non-disturbance agreements shall acknowledge that, and Landlord hereby independently agrees that, to the extent Landlord has failed to fulfill its obligations with respect to the payment of any (i) Allowance for initial construction, or the cost incurred by Tenant of constructing or completing the Work which was required to be constructed or completed by Landlord at Landlord's expense, or (ii) unpaid arbitration or court award, ("Key Obligations"), Tenant
                                                      ---------------
may deduct the amount of the Key Obligation which Landlord has not paid, together with interest thereon at the Interest Rate, from the Rent next coming due and payable, from time to time, under the Lease.

     In addition to the foregoing, Landlord agrees that in the event Landlord has failed to pay its Key Obligations, Tenant may deduct the amount of the Key Obligations which Landlord has not paid, together with interest at the Interest Rate, from the Rent next coming due and payable, from time to time, under the Lease.

     12.7  Notice to Lenders. Tenant shall have no rights as a result of any
           -----------------
default by Landlord until Tenant gives any Superior Mortgagee for which Tenant has been given an address, a copy of any default notice sent to Landlord. Such Superior Mortgagee shall then have the right to cure such default, and Landlord shall not be deemed in default if such Superior Mortgagee cures such default within ten (10) days after the later of (i) Superior Mortgagee's receipt of such notice of default, or (ii) the expiration of Landlord's cure period under the Lease, or such longer period as may be reasonably required for the Superior Mortgagee to cure such default so long as such Superior Mortgagee commences such cure within such ten (10) day period and thereafter diligently prosecutes the same to completion.

                   ARTICLE 13: INSURANCE; INDEMNITY; WAIVERS
                   -----------------------------------------

     13.1  Liability Insurance.
           -------------------

           (a) Tenant at all times during the Lease Term, at its sole cost and expense, shall maintain in effect workers' compensation insurance, as well as a policy of commercial general liability insurance with a combined single limit of Three Million Dollars ($3,000,000) per occurrence. Such policy shall specifically include, without limitation, personal injury, broad form property damage, and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements herein. Such insurance shall provide coverage on an occurrence basis. In no event shall the coverage limits under these policies limit the liability of Tenant under this Lease.

           (b) Landlord shall obtain and keep in force during the Lease Term a policy of commercial general liability insurance, insuring Landlord against any liability arising out of the ownership, use, occupancy or maintenance of the Building in an amount not less than Three Million Dollars ($3,000,000). The cost of such insurance shall be included in the Operating Costs.

     13.2  Other Insurance: Landlord. Landlord, at all times during the Lease
           -------------------------
Term, shall maintain a policy of "all risk" property insurance ("AR Insurance")
                                                                 ------------
covering one hundred percent (100%) of the full functional replacement cost valuation of the Building, the Alterations, Landlord's personal property (including its business papers, furniture, fixtures and equipment), the Premises and Landlord's Work, protecting against (a) any peril included within the classification "Standard Fire and Extended Coverage", (b) vandalism and malicious mischief and (c) all other risks normally covered by "all risk" policies carried by landlords of Comparable Buildings. Except as otherwise provided by the provisions of Article 8, the proceeds of these policies shall be used to repair the insured property. The cost of such AR Insurance shall be included in the Operating Costs. Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in Section 13.3 below or covering earthquake or flood.

Landlord shall also obtain and keep in full force (i) loss of rent insurance and
(ii) workers' compensation insurance, all such insurance being in amounts and with deductibles comparable to the insurance being carried by landlords of Comparable Buildings.

     13.3  Other Insurance: Tenant.
           -----------------------

           (a) Tenant, at all times and at its sole cost and expense, shall maintain in effect a policy or policies of AR Insurance against fire, vandalism, malicious mischief and any peril included within the classification "Standard Fire and Extended Coverage" covering its trade fixtures, equipment and other personal property, including coverage for earthquake sprinkler leakage in an amount not less than the replacement cost thereof from time to time. Such AR Insurance shall name Tenant as the insured and, to the extent of any of their interests in such property, shall name Landlord's Agents as additional insureds.

           (b) The proceeds of such AR Insurance shall be used to repair or replace the insured property, during the Lease Term unless the Lease is terminated, in which case Tenant may retain such proceeds.

           (c) Notwithstanding the foregoing, all of the insurance requirements set forth herein-on the part of Tenant to be observed shall be deemed satisfied if the Premises are covered by a blanket insurance policy insuring all or most of Tenant's facilities in Southern California so long as the coverage required to be carried by Tenant under this Lease is not reduced or otherwise adversely affected.

     13.4  Insurance Policies. Any insurance required hereunder shall be written
           ------------------
by companies which have a "General Policyholder's Rating "A-VII" or-better, as set forth in Best's Insurance Guide and qualified to do business in California. Tenant shall provide to Landlord copies of policies of all such insurance, or certificates of insurance, showing Landlord, its lenders and agents as additional insureds thereunder. All public liability policies shall contain a provision that Landlord shall be entitled to recovery under the policies for any loss to Landlord, or Landlord's servants, agents, partners or employees by reason of the acts or omissions of Tenant, including but not limited to negligence. All policies of insurance to be obtained by Tenant must: (a) contain a provision that the company writing such policy will give Landlord thirty (30) days' notice in writing in advance of any cancellation or lapse of the coverage thereunder, or of any reduction in the amounts or types of coverage of insurance; and (b) be primary with respect to, and noncontributory with, any other insurance available to Landlord. Landlord shall have the right to periodically review Tenant's insurance hereunder and require Tenant to obtain and maintain in effect additional or modified insurance which provides coverage comparable to that carried by tenants in Comparable Buildings provided that such insurance is then available at commercially reasonable rates; provided, further, that Landlord shall not have the right to require Tenant to so obtain additional or modified insurance more frequently than once in any three (3) year period.

     13.5  Waiver of Subrocation. Each party hereto hereby releases the other
           ---------------------
party hereto from any claims, and waives any and all rights to recover against the other party, or against the officers, directors, employees, shareholders or principals thereof, for loss or damage arising from any peril to the extent insured against under any property or workers' compensation insurance policy carried by such waiving party. Each such policy shall be endorsed to reflect the foregoing. Neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by the Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation at no additional cost, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

     13.6  Exemption of Landlord from Liability. Except as otherwise provided in
           ------------------------------------
this Lease, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, Tenant's employees, invitees, or any other person in or about the Premises or the Building, nor shall Landlord be liable for injury to the person of Tenant's employees, agents or "invitees, whether such damages or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers,wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Except as otherwise provided in this Lease, Landlord shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Building, nor from the failure of Landlord to enforce the provisions of any other lease of the Building.

            ARTICLE 14: HISTORIC CHARACTER OF THE BRADBURY BUILDING
            -------------------------------------------------------

     Tenant acknowledges that the Building is a National Historical Landmark. Therefore, all work and improvements in the Building must comply with all criteria established from time to time for National Historical Landmark buildings and as otherwise established for the Building by Landlord These standards and criteria shall be observed by Tenant in discharging its obligation to repair and maintain the Premises and in making any modifications to the Premises; provided, however, if because of such historical designation Tenant incurs increased design or construction costs, or increased costs relating to obtaining permits and approvals, then fifty percent (50%) of such costs shall be reimbursed by Landlord within ten (10) days after receipt by Landlord from Tenant of an invoice documenting and evidencing such increased costs. Any delay in the design or construction of the Work as a result of the Building being declared an historical landmark shall constitute a Landlord Delay.

                          ARTICLE 15: QUIET ENJOYMENT
                          ---------------------------

     Landlord covenants that if, and so long as, Tenant pays all of the Base Rent and Additional Rent hereunder, and keeps and performs each and every covenant, agreement, term, provision and condition on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any mortgages or deeds of trust and covenants, restrictions, easements and agreements of record to which this Lease is subordinate.

                              ARTICLE 16: BROKERS
                              -------------------

     Landlord and Tenant each warrant to the other that neither has had any dealings with any real estate broker, agent, or finder in connection with this Lease. Each party hereto agrees to defend, indemnify and hold the other harmless from any claim for any compensation, commission, fee or other charge by any real estate broker or agent or finder claiming through the indemnifying party.

                      ARTICLE 17: MISCELLANEOUS PROVISIONS
                      ------------------------------------

     17.1  Successors.
           ----------

           (a) As used in this Lease, the term "Landlord" means only the current owner(s) of the fee title to the Building and all successors thereto, as such successors become the fee owners of the Building. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

           (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     17.2  When Payment Is Due. Whenever in this Lease a payment is required to
           -------------------
be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "immediately", "promptly" and/or "on demand", or the equivalent, are used to specify when such payment is due, then such payment shall be due *thirty (30)* days after the party which is entitled to such payment sends written notice to the other party demanding payment.

     17.3  Parking. Tenant acknowledges that there are no parking facilities in
           -------
the Building. Landlord has made arrangements with Broadway/Spring Center Parking Facility ("Center") to make available parking spaces to tenants of the Building
           ------
upon terms and conditions to be established from time to time by Center or the operator of such parking facility. Landlord does not warrant or represent that such parking will continue to be available to Tenant during the Lease Term; provided, however, that Landlord acknowledges and agrees that Landlord is obligated to provide Tenant with the ability to lease Sixty-four (64) parking spaces (based on three (3) spaces per one thousand (1,000) RSF in the Premises) (the "Required Parking Spaces") during the Term of this Lease (including any
      -----------------------
extension thereof), and to the extent that at any time during the Term (or any extension thereof) such Required Parking Spaces become unavailable at the Center, Landlord shall provide Tenant with the ability to lease (at reasonable rates comparable to those rates charged by parking facilities comparable to the Center) the Required Parking Spaces in a parking facility (which may be surface parking) located within one (1) block of the Building. In the event that Landlord fails to provide Tenant with the Required Parking Spaces as provided in this Section 17.3, Tenant shall have the right to terminate this Lease upon thirty (30) days' prior written notice to Landlord.

     17.4  Severability. A determination by a court of competent jurisdiction
           ------------
that any provision of this Lease or any part hereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or provisions of this Lease, which shall remain in full force and effect.

     17.5  Interpretation. The captions of the Articles or Sections of this
           --------------
Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's express or implied permission. All references to "days" involving less than five (5) days shall mean business days, and all references to "notice" shall mean written notice given in compliance with Section 17.7 of the Lease.

     17.6  Incorporation of Prior Agreement; Modifications. This Lease is the
           -----------------------------------------------
only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     17.7  Notices. All notices required or permitted under this Lease shall be
           -------
in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Article 1, except that upon Tenant's taking possession of the Premises, the Premises shall be one of Tenant's addresses for notice purposes in addition to any addresses specified in Article 1. Notices to Landlord shall be delivered to the address specified in Article 1. All notices shall be deemed effective upon the earlier of the date of actual receipt or forty eight (48) hours after mailing, except that all notices of change of address shall be deemed given as of the date of receipt thereof. Either party may change its notice address upon written notice to the other party.

     17.8  Waivers. All waivers must be in writing and signed by the waiving
           -------
party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     17.9  No Recordation. This Lease shall not be recorded. No memorandum or
           --------------
short form hereof shall be recorded without Landlord's prior written consent.

     17.10 Binding Effect; Choice of Law. This Lease binds any party who legally
           -----------------------------
acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the State of California shall govern this Lease.

     17.11 Corporate Authority; Partnership Authority. If either party hereunder
           ------------------------------------------
("Representing Party") is a corporation, each person signing this Lease on
  ------------------
behalf of the Representing Party represents and warrants that he or she has full authority to do so and that this Lease binds the corporation, and within thirty
(30) days after this Lease is signed, the Representing Party shall deliver to the other party hereunder ("Receiving Party"), within thirty (30) days after
                            ---------------
Receiving Party's written request therefor, a certified copy of a resolution of Representing Partys Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Receiving Party. If the Representing Party is a partnership, each person signing this Lease for Representing Party represents and warrants that he or she is a general partner of the partnership, that he or she has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership and within thirty (30) days after this Lease is signed, Representing Party shall deliver to Receiving Party a copy of Representing Party's recorded Statement of Partnership or Certificate of Limited Partnership.

     17.12 Joint and Several Liability. All parties signing this Lease as Tenant
           ---------------------------
shall be jointly and severally liable for all obligations of Tenant.

     17.13 Force Majeure. Except as otherwise expressly provided in this Lease,
           -------------
if either party hereunder is delayed, prevented or stopped from performing any of its obligations due to Force Majeure Events (as hereinafter defined), the time provided for performing such obligations shall be extended by a period of time equal to the duration of such Force Majeure Events. "Force Majeure Events"
                                                          --------------------
include acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions; provided, however, in no event shall financial incapability excuse the performance of either party.

     17.14 Rules and Regulations. Tenant shall comply with all Rules and
           ---------------------
Regulations applicable to tenants of the Building established by Landlord for use of the Building attached hereto as Exhibit C, incorporated herein by this
                                       ---------
reference, as reasonably amended from time to time, provided Landlord has given

Tenant ten (10) days' prior notice of any modifications and additions to the Rules and Regulations from time to time put into effect by Landlord; provided, however, that no modifications or additions to the Rules and Regulations shall unreasonably interfere with Tenant's permitted use of the Premises as set forth in Section 6.1. Landlord shall not be liable to Tenant for the failure of any tenant or occupant of the Building to observe the Rules and Regulations and all amendments and additions thereto.

     17.15 Landlord's Lease Undertakings. Notwithstanding anything to the
           -----------------------------
contrary contained in this Lease or in any exhibits or addenda hereto attached (collectively, the "Lease Documents"), it is expressly understood and agreed by
                    ---------------
and between the parties hereto to that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents (collectively, "Landlord's
                                                                      ----------
Lease Undertakings") shall extend only to Landlord's interest in the real estate
------------------
of which the Premises demised under the ease Documents are a part ("Landlord's
                                                                    ----------
Real Estate") and not to any other assets of Landlord or its officers, directors
-----------
or shareholders; (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, or The Yellin Company, or against any of their respective constituent partners, trustees, representatives, officers, directors or agents.

     17.16 Transfer of Landlord's Interest. Landlord and each successor to
           -------------------------------
Landlord shall be fully released from the performance of Landlord's obligations accruing or to be performed subsequent to their transfer of Landlord's interest in the Building. Landlord shall not be liable for any obligation hereunder accruing or to be performed after a transfer of its interest in the Building.

     17.17 Consent Provisions. Whenever consent shall be required by either
           ------------------
Landlord or Tenant under this Lease, neither party shall unreasonably withhold, condition or delay the giving of such consent except (a) as otherwise set forth in this Lease, and (b) with respect to consent required in connection with any alterations, additions or improvements to the Premises visible from outside the Premises or affecting (i) the structure or the mechanical, electrical or other systems of the Building or, (ii) the historic character of the Building, whereupon in each such case each party's duty is to act in good faith and in compliance with the Lease.

     17.18 Commercial Photography and Filming. Tenant agrees that Landlord may
           ----------------------------------
authorize the use of the Premises, the Building
and/or Common Areas, or any part or parts thereof (excluding the Premises), for filming of motion pictures, television tapes or films, commercials, videos, documentaries, commentaries, and any and all other still, electronic, and for other motion picture filming purposes ("Filming"), if Landlord deems such
                                        -------
Filming to be beneficial to the Building for purpose of promotion, advertising, publicity, or for civic, cultural, or historical purposes; provided, however, that if such Filming is to take place during Business Hours, Landlord shall provide Tenant with at least forty eight hours' prior written notice thereof. Tenant agrees that any such filming may be performed during, before, or after the Building's Business Hours or on days the Building is not open to the public for business, as Landlord may determine provided that Landlord shall use its best efforts to minimize the impact of such filming activities on Tenant's business. Tenant acknowledges that certain inconveniences may result from such Filming (by way of example only: noises, lights, heat, temporary blockage, closure, or re-routing of aisles, corridors, or doors, and temporary re-routing of pedestrian traffic), and Tenant agrees that except as otherwise provided in this Lease, including without limitation Section 3.9 and this Section 17.18, Landlord shall not be liable for any losses or damages and that there shall be no reduction or abatement in any Rent or other charges payable hereunder. Landlord, in its reasonable discretion, may elect to permit such filming without any fee or other form of compensation or benefits or may elect to charge a fee or other form of compensation or benefits for such Filming; any such fee, compensation, or benefits may, in Landlord's reasonable discretion, be retained by Landlord for its sole use, be disbursed to one or more tenants of the Building, or be applied to certain operating or promotional expenses of the Building. Notwithstanding anything to the contrary contained in this Section 17.18, Landlord covenants that such Filming shall not interfere with Tenant's use of or access to the Premises, the Center or the Common Areas during Business Hours, and to the extent such Filming does substantially interfere with Tenant's use of or access to the Premises, the Center or the Common Areas during Business Hours, Landlord shall be required to compensate Tenant for the inconvenience of such interference.

     17.19 Signage. Tenant, at Tenant's sole cost and expense shall be entitled
           -------
to install appropriate signage, including Tenant's corporate name and logo, in the Building, including (a) on or adjacent to the entrance doors to Tenant's Premises, and (b) on the directory board located in the main entrance to the Building. Any such signage installed by Tenant shall be consistent or compatible with the Building's design, signage and graphics program and subject to Landlord's reasonable approval. Tenant shall be responsible for the removal of its signs, and the cost of repairing any resulting damage to the Building and/or Premises upon the termination or assignment of the Lease.

     17.20 Landlord Bankruptcy Proceeding. In the event that the obligations of
           ------------------------------
Landlord under the Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against Rents next due and owing under this Lease (i) any and all damages caused by such non-performance of Landlord's obligations under the Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (ii) any and all damages caused by the nonperformance of Landlord's obligations under the Lease following any rejection of the Lease in accordance with Section 365 of the United States Bankruptcy Code.

     17.21 CPU Adjustments. As of any applicable Adjustment Date (as defined in
           ---------------
Sections 3.4(j) and 5.3) the applicable amount shall be increased to an amount equal to the original applicable amount as increased by the percentage by which the New CPI exceeds the Old CPU. As used herein, the term "New CPI" means the
                                                           -------
CPI (as defined in Section 1.2(g)) as published for the month which is three (3) months prior to the applicable Adjustment Date. "Old CPI" means the CPI as published for the month which is three (3) months prior to the Commencement Date. In no event shall the applicable amount be less than the applicable amount for the immediately preceding calendar year. Should the Bureau (as such term is defined in Section 1.2(g)) discontinue the publication of the CPU, or publish the same less frequently, or alter the same in some other manner, then Landlord shall adopt a substitute index or substitute procedure which most closely approximates the discontinued CPU.

     17.22 Addenda. Additional provisions may be set forth in an addendum or
           -------
addenda attached hereto. All such addenda and all exhibits referred to in this Lease or which are executed concurrently herewith and attached hereto, are incorporated by this reference as though fully set forth herein. Therefore, references to "this Lease" (or similar language) shall be deemed to refer to the entire Lease, including all addenda and exhibits, and the inclusion of phrases such as "in this Lease and the Work Letter" in particular places shall not be used to derogate from the generality of the foregoing.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.


                         "LANDLORD"

                         BRADBURY ASSOCIATES, L.P.,
                         a California limited partnership

                         By:  AY Associates,
                              a California limited partnership
                              General Partner

                              By:   The Yellin Company,
                                    a California corporation
                                    General Partner

                                    By:  /s/ Anne Mueller
                                         ------------------------
                                         Anne Mueller
                                         Vice President

                         "TENANT"

                         CATELLUS DEVELOPMENT CORPORATION,
                         a Delaware corporation


                         By:  /s/ Nelson C. Rising
                              ----------------------------
                         Its:
                              ----------------------------

                                   EXHIBIT A
                                   ---------

                                  FLOOR PLANS
                                  -----------





                                  EXHIBIT A-1

                             CATELLUS DEVELOPMENT
                             THE BRADBURY BUILDING

                              304 South Broadway

                           Los Angeles, California

                                   4TH FLOOR




                           [FLOOR PLAN APPEARS HERE]







                                  EXHIBIT "A"
                                    1 of 2

                             CATELLUS DEVELOPMENT
                             THE BRADBURY BUILDING

                              304 South Broadway

                           Los Angeles, California

                                   5TH FLOOR




                           [FLOOR PLAN APPEARS HERE]







                                  EXHIBIT "A"
                                    2 of 2

                                   EXHIBIT B
                                   ---------

                             WORK LETTER AGREEMENT
                             ---------------------

                            [Landlord Performs Work]
                                  [Allowance]

     This Work Letter Agreement ("Work Letter") is executed simultaneously with
                                  -----------
that certain Office Lease (the "Lease") between Catellus Development
                                -----
Corporation, as "Tenant," and Bradbury Associates, L.P., as "Landlord," relating to demised premises ("Premises") at the building commonly known as The Bradbury
                      --------
Building, 304 South Broadway, Los Angeles, California 90013 (the "Building"),
                                                                  --------
which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

     For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

     1.    TENANT'S INITIAL PLANS; THE WORK. Tenant desires Landlord to perform
           --------------------------------
and Landlord agrees to perform certain leasehold improvement work in the Premises in substantial accordance with the plan or plans (collectively, the "Initial Plan") prepared by Sonnenleiter Associates dated 8-22-96 and last
-------------
revised 11-15-96, copies of which are attached hereto as Schedule 1. Such work,
                                                         ----------
as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below) shall be hereinafter collectively referred to as the "Work." Not later than twenty (20) days after Landlord's request therefor, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the Work, as described in any such item, or the Additional Work, as the case may be: (a) adversely affects Building Systems (as defined in Section 7.2(a) of the Lease), the Building Structure (as defined in
Section 7.2(a) of the Lease) or the safety of the Building and/or its occupants;
(b) might impair Landlord's ability to furnish required services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building,

                                  EXHIBIT B-1
in Landlord's reasonable judgment, more than a "de minimis" amount; (d) would violate any Applicable Laws; (e) contains or uses Hazardous Materials in violation of Applicable Laws; (f) would adversely affect the appearance of the Building; (g) would, in Landlord's reasonable judgment, adversely affect the normal and customary business operations of another tenant's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such Work or the difficulties of such Work (each, a "Design Problem"). The foregoing reasons shall be the only reasons for which
   --------------
Landlord may withhold its approval. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.

     2.    WORKING DRAWING.  If necessary for the performance of the Work and
           ---------------
not included as part of the Initial Plan attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the
      ----------------
other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan and otherwise reasonably acceptable to Tenant, Tenant shall approve the Working Drawings within seven (7) business days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.

     3.    PERFORMANCE OF THE WORK: ALLOWANCE.
           ----------------------------------

          (a) Selection of Contractor. Landlord's contractor, Krismar
              -----------------------
Construction Company, Inc. ("Contractor") shall enter into a construction
                             ----------
contract with Landlord to construct the Work ("Construction Contract"). The
                                               ---------------------
Construction Contract shall not, unless Tenant otherwise directs, require the Contractor to post a completion bond or contain any provision penalizing the Contractor for not completing the Work within a specific period of time.

          (b) Use of Building Standards. Except as hereinafter provided to the
              -------------------------
contrary, Landlord shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Landlord as listed in
Schedule 2 attached hereto ("Building Standards").
                             ------------------

                                  EXHIBIT B-2

          (c) Cost of the Work; Tenants Contribution. Landlord shall pay for the
              --------------------------------------
"Cost of the Work" (as defined below); provided, however, that Tenant shall pay Landlord the sum of Two Hundred Thousand Dollars ($200,000.00) as its contribution ("Tenant's Contribution") toward the Cost of the Work, which amount
               ---------------------
shall be payable after Landlord has expended Three Hundred Eighty Thousand Dollars ($380,000.00) toward the Cost of the Work. For purposes of this Work Letter, the term "Cost of the Work" shall, except as otherwise expressly set
                  ----------------
forth in this Work Letter, mean and include any and all costs and expenses of the design and construction of the Work, including, without limitation, the cost of the Working Drawings and of all labor (including overtime) and materials constituting the Work.

          (d) Base Building. Landlord hereby agrees that the Base Building of
              -------------
the Building has been, or is to be, constructed by Landlord at Landlord's sole cost and expense. To the extent that any work which would, in accordance with industry standards, be considered Base Building work is required in connection with or as a part of the Work, then any such Base Building work shall be performed at Landlord's sole cost and expense without any contribution thereto from Tenant and the cost thereof shall not count toward the Three Hundred Eighty Thousand Dollars ($380,000.00) referenced above.

     4.    PAYMENT.
           -------

          (a) Cost of Work. Prior to commencing the Work, Landlord shall submit
              ------------
to Tenant a written statement of the total Cost of the Work (which shall include the amount of any overtime projected as necessary to substantially complete the Work by the Scheduled Commencement Dates specified in Section 1.2(c) of the
                                                      -------
Lease as then known by Landlord. Tenant agrees, within three (3) days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work. No Work shall be commenced until Tenant has signed the authorization to proceed in compliance with the preceding provisions of this Paragraph 4.

          (b) Chance Orders. In the event that Tenant requests any changes to
              -------------
the Working Drawings, Landlord shall not unreasonably withhold its consent to any such changes, and shall notify Tenant if Landlord's consent is granted to such changes within two (2) business days after Landlord's receipt of same, provided the changes do not create a Design Problem. In the event, and each time, that any such change order which is initiated by Tenant and is not necessitated by any act or omission by Landlord or Landlord's agents, employees or contractors or any Tenant Delay or any other event or circumstance caused by Tenant (collectively, "Tenant-Caused Changes") causes the Cost of the Work to be
                       ---------------------
increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord shall deliver to

                                  EXHIBIT B-3

Tenant a revised statement of the total Cost of the Work, indicating the amount of the increased cost, accompanied by invoices documenting and evidencing such increased costs. Tenant shall, but only to the extent that the Cost of the Work actually exceeds or is reasonably estimated to exceed, Five Hundred Eighty Thousand Dollars ($580,000.00) solely as a result of Tenant Caused Changes, pay to Landlord an amount equal to such increased costs, as shown in such revised statement within ten (10) days after Tenant's receipt of an invoice therefor and any supporting documentation reasonably requested by Tenant, and Landlord shall not be required to proceed further with the Work if Tenant has not paid such amount within such ten (10) day period unless a good faith dispute exists with respect to Tenant's obligation to pay all or any portion of such increased cost, it being agreed that Tenant will be obligated to pay any undisputed amount of such increased cost. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of this Paragraph 4 shall be deemed to be delays caused by Tenant, subject to Paragraph 6 below. Any costs charged by Landlord to Tenant pursuant to this Section 4(b) shall in no event be greater than the amount equal to the actual costs incurred by Landlord to review the requested changes and revise the Final Plans, including reasonable charges for Landlords general administrative and overhead costs not to exceed seven percent (7%) of the Differential ("Actual Costs"), plus the amount required to
                                   ------------
cause the Work, as reflected by revised Working Drawings, to be constructed above the costs that Landlord would have had to pay to cause the Work to be constructed if such changes had not been made ("Differential"). Except as expressly provided in this Paragraph 4(b), Tenant shall not be required to pay more than the amount of Tenant's Contribution set forth above for the Work.

     5.    SUBSTANTIAL COMPLETION.
           ----------------------

          (a) Definition of Substantial Completion. Landlord shall cause the
              ------------------------------------
Work for the Premises to be "substantially completed" on or before the scheduled date of commencement of the term of the Lease with respect thereto as specified in Section 1.2(c) of the Lease, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work (other than Building Standards) or any other matter beyond the reasonable control of Landlord (or beyond the reasonable control of Landlord's contractors or subcontractors performing the Work) and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work for the Premises shall be deemed to be "Substantially Completed" for all purposes under this Work Letter and the Lease if and when: (i) the shell and core of the Building are substantially complete and in compliance with all

                                  EXHIBIT B-4

Applicable laws to the extent necessary to enable Landlord to obtain a certificate of occupancy for the Premises, and all of the Building Systems are operational to the extent necessary to service the Premises; (ii) Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings; (iii) Landlord as obtained a certificate of occupancy or its equivalent for the Premises (except to the extent delayed by any Tenant Delay); and (iv) Tenant has been delivered access to the Premises (and other required portions of the Building and the Site), sufficient to allow Tenant to install its freestanding work stations, fixtures, furniture, equipment, and telecommunication and computer cabling systems and to move into the Premises over the Move-In Period. If the Work for the Premises is not deemed to be Substantially Completed on or before the scheduled date of the commencement of the term of the Lease with respect thereto as specified in
Section 1.2(c) of the Lease, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) except as otherwise provided in the Lease, the Lease shall remain in full force and effect, (c) except as otherwise provided in the Lease, Landlord shall not be deemed to be in breach or default of the Lease as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) the Commencement Date of the Lease Term for the Premises shall be determined as specified in Article 2 of the Lease. At the request of either Landlord or Tenant in the event the Commencement Date of the term of the Lease is other than the Scheduled Commencement Date therefor, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting the actual Commencement Date therefor. Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid architect's certificate promptly after Substantial Completion.

          (b) Delivery of Premises to Tenant and Notice of Substantial
              --------------------------------------------------------
Completion. Landlord shall deliver possession of the Premises to Tenant when the
----------
Work therein has been constructed so that Tenant will have access to the Premises during the Move-In Period in accordance with Section 5(a)(iv) of this Work Letter. Landlord shall deliver to Tenant at least two (2) weeks' prior written notice stating the date that the Premises is expected to be Substantially Complete, or would be Substantially Complete were it not for any Tenant Delay. Delay of the Commencement Date, to the extent not caused by a Tenant Delay, and Tenant's right to cancel pursuant to Section 2.3(a)(i) of the Lease shall be Tenant's sole remedy for any delay in the construction by Landlord of the Work or making the Premises Substantially Complete.

     6.    TENANT DELAYS. The term "Tenant Delays" shall mean:
           -------------            -------------

                                  EXHIBIT B-5

            (i) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required by this Work Letter on or before the time periods specified in this Work Letter;

           (ii) the failure of Tenant to grant authorizations or approvals within the time periods required by this Work Letter;

           (iii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

           (iv) Tenant's changes or additions to the Working Drawings or to the Work requested by Tenant which are not necessitated by any act or omission of Landlord or Landlord's agents, employees or contractors, including changes or additions concerning requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant's requirement for special construction staging or phasing provided that Landlord provides Tenant with notice of such delay within reasonable promptness after Landlord becomes aware thereof;

           (v) the performance of any Additional Work (as defined in Paragraph 7 below) required by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

           (vi) any other act or omission of Tenant or its agents or contractors which causes Landlord to be delayed in the performance of its obligations under this Work Letter.

     Notwithstanding anything contained in the Lease or in this Work Letter to the contrary, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided written notice to Tenant specifying the action or inaction that Landlord contends constitutes a Tenant Delay. Once such notice is sent, no further notice need be sent by Landlord during the continuance of the same action or inaction. A Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days the design and/or construction of the Work was in fact delayed as a direct result of such action or inaction.

     7.    ADDITIONAL WORK. Upon Tenant's request and submission by Tenant (at
           ---------------
Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which
-------------------
approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost--and expense, subject, however, to the following provisions

                                  EXHIBIT B-6
of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall be competitive with the cost that other general contractors would charge for the same work and which shall include (i) a fee payable to Landlord in an amount to be agreed upon at the time by Landlord and Tenant as compensation to Landlord for monitoring the Additional Work and for administration, overhead and field supervision associated with the Additional Work and (ii) an additional charge payable to Landlord in an amount to be agreed upon at the time by Landlord and Tenant as compensation for Landlord's general conditions (such fee and additional charge being hereinafter referred to collectively as "Landlord's Additional Compensation"), and,
                             ----------------------------------
concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard
                                  ---
form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work within ten
(10) days after Landlords submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of the Additional Work within such 10-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

     8.    INTENTIONALLY OMITTED.
           ---------------------

     9.    LEASE PROVISIONS. The terms and provisions of the Lease, insofar as
           ----------------
they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same beyond any applicable notice and cure periods provided for in the Lease, Landlord shall have all of the rights and remedies provided for in the Lease.

     10.   MISCELLANEOUS.
           -------------

           (a) This Work Letter shall be governed by the laws of the state of California.

           (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

           (c) Any person signing this Work Letter on behalf of Landlord or Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Landlord or Tenant, as appropriate.

           (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

                                  EXHIBIT B-7

           (e) The headings set forth herein are for convenience only.

           (f) This work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.

           (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

     11. EXCULPATION OF LANDLORD. Notwithstanding anything to the contrary
         -----------------------
contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

           (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter or the Lease (collectively, "Landlord's Work
                                                                ---------------
     Letter Undertakings") shall extend only to Landlord's interest in the real
     -------------------
     estate, of which the Premises demised under the Lease Documents are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of
                    ----------------------
     Landlord or its beneficiar(y)(ies); and

           (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its beneficiar(y)(ies), or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     12.   INSPECTION. After the Work is Substantially Completed (excepting
           ----------
punch list items) and prior to Tenant's move-in into the Premises ("First
                                                                    -----
Time"), and within thirty (30) days after the expiration of the Move-In Period
-----
("Second Time"), in each case following two (2) days' advance written notice
  -----------
from Tenant to Landlord, Landlord shall cause the Contractor to inspect the Premises with a representative of Tenant and complete a punch list of unfinished items of the Work. Authorized representatives for Landlord and Tenant shall execute said punch list to indicate their approval thereof. The items listed on such punch list shall be completed by the Contractor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable.

                                  EXHIBIT B-8

     13.  NO FEE TO LANDLORD. Except as otherwise provided in the Lease,
          ------------------
Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with the Work.

     14.   CLEAN-UP EXPENSES. Landlord shall clean the Premises (a) prior to the
           -----------------
commencement of the Move-In Period and (b) following Tenant's move-in into the Premises, including removal of all rubbish and debris. The cleaning referenced in (b) shall leave the Premises in a manner consistent with the commencement of business from comparable premises in Comparable Buildings, such that Tenant may commence its business operations from the Premises immediately after Landlord completes such clean-up. The costs of the cleaning provided by Landlord pursuant to this Paragraph 14 shall not be included in Operating Costs for the Building prior to Tenant's occupancy of the Premises.

     15.   NO MISCELLANEOUS CHARGES. Tenant shall note charged for, and
           ------------------------
Landlord shall provide for Tenant's architects, designers, contractors and subcontractors (including those people working on the Work) the use of electricity, water, toilet facilities, HVAC, security and elevators during the Move-In Period. All such equipment, areas, elevators and utilities shall be made reasonably available to Tenant during the Move-In Period.

     16.   BONDING. Notwithstanding anything to the contrary set forth in the
           -------
Lease, Tenant shall not be required to obtain or provide any completion or performance bond in connection with the initial tenant improvement work in the Premises.

     17.   DEMOLITION. In the event that the Premises have been previously built
           ----------
out, Tenant shall not be required to pay for any costs of demolition of the existing tenant improvements in the Premises.

     18.   PRESENCE OF HAZARDOUS SUBSTANCES. In the event that at any point in
           --------------------------------
time the Premises and/or the Common Areas of the Building are determined to contain hazardous substances (as defined by Applicable Laws), Tenant shall have the right, by notice to Landlord, to require Landlord to remove, at Landlord's sole cost and expense, all such hazardous substances in accordance with the provisions of the Lease. Any delay incurred by Tenant in the design of its Work or its move-in into the Premises because of the presence of hazardous substances shall constitute a Landlord Delay.

     19.   LIFE-FIRE SAFETY CODES/DISABLED ACCESS CODES/ EARTHQUAKE SAFETY
           ---------------------------------------------------------------
CODES. In the event that, because the Premises and/or the Building as initially constructed do not comply with current life-fire safety codes, disabled access codes (including, without limitation, the ADA), and/or earthquake safety codes (it being agreed and understood that any applicable current waivers of such codes and/or "grandfathering," with respect thereto shall be considered compliance), Tenant incurs increased design or

                                  EXHIBIT B-9
construction costs that it would not have incurred had the Premises and/or the Building already been in compliance with the applicable life-fire safety codes, disabled access codes (including, without limitation, the ADA), and/or earthquake safety codes, applicable to new construction, then such costs shall be reimbursed by Landlord to Tenant within ten (10) days after receipt by Landlord from Tenant of an invoice documenting and evidencing such increased costs. Any delay in Tenant's move-in into the Premises because of the non-compliance of the Building and/or Premises with the applicable life-fire safety codes-and-disabled access codes (including, without limitation, the ADA), and/or earthquake safety codes shall constitute a Landlord Delay.

     20.   INTENTIONALLY OMITTED.
           ---------------------

     21.   STAGING AREA. During the period prior to the Commencement Date,
           ------------
Tenant shall have the right, without the obligation to pay Rent, to use empty space in the basement of the Building designated by Landlord for the purposes of storing and staging its furniture and equipment only. With respect to this free storage space, Tenant shall be responsible for providing all insurance and for providing any necessary fencing or other protective facilities. Tenant shall hold Landlord harmless and shall indemnify Landlord from and against any and all loss, liability or cost arising out of or in connection with use of such storage space by Tenant. Tenant shall be obligated to remove all of the stored materials and its fencing and other facilities within ten (10) days after Tenant's receipt of written notice from Landlord that such staging area is needed by Landlord, in which event comparable space, to the extent available, shall be made available to Tenant as a substitute staging area.

     22.   MOVE-IN PRIORITY. Provided that Tenant moves into the Building during
           ----------------
the Move-In Period, or, in the event Tenant moves into the Building at some time other than the Move-In Period, and provided that Tenant has provided Landlord at least two (2) weeks' prior written notice of Tenant's move into the Building, Tenant shall have the right to use the passenger elevators and the exclusive right to use the freight elevator during the weekend that it moves into the Building, but, with respect to Tenant's exclusive use of the freight elevator, only to the extent such exclusive use is necessary for Tenant to complete its move into the Building over one (1) weekend in an orderly and efficient manner.

                                  EXHIBIT B-10

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of November 22, 1996.

TENANT:                                LANDLORD:
------                                 --------

                                       BRADBURY ASSOCIATES, L.P.,
CATELLUS DEVELOPMENT                   a California limited partnership
CORPORATION,
a Delaware corporation
                                       By:  AY Bradbury Associates, a
                                            California limited
By: /s/ Nelson Rising                       partnership General Partner
    -----------------------
Title:                                      By:  The Yellin Company, a
      ---------------------                      California
                                                 corporation (Its
                                                 General Partner)

                                                  By:  /s/ Anne Mueller
                                                       ----------------
                                                       Anne Mueller
                                                       Vice President


                                  EXHIBIT B-11

                            SCHEDULE 1 TO EXHIBIT B
                            -----------------------

                                 INITIAL PLAN
                                 ------------



                          SCHEDULE 1 TO EXHIBIT B - 1

                             CATTELUS DEVELOPMENT

                                   5TH FLOOR



                           [FLOOR PLAN APPEARS HERE]





                       SCHEDULE 1 TO EXHIBIT "B" 1 OF 2

                             CATTELUS DEVELOPMENT

                                   4TH FLOOR



                           [FLOOR PLAN APPEARS HERE]





                       SCHEDULE 1 TO EXHIBIT "B" 2 OF 2

                            SCHEDULE 2 TO EXHIBIT B
                            -----------------------

                               BUILDING STANDARDS
                               ------------------


A.   DRYWALL PARTITIONS
     ------------------

     1. Interior Partitions (1 LF of partition / 12 SF): 2-1/2" metal stud, 25 GA @ 24" on center with 5/8" gyp. board each side from floor to hung ceiling, partition taped smooth to receive paint or wall covering.


B.   DOORS, FRAMES AND HARDWARE
     --------------------------

     1. Interior Door Assembly (1 Door /300 SF): 3'-0" x 7'-7" x 1-3/4" solid core, rift cut, red oak, veneer door set in Western Integrated, medium bronze anodized frame. Each door to receive two (2) pairs of 4-1/2" butt Hinges. Hardware to be Schlage "L" series, lever type latchset with quality #432 floor stop. Finish to be oil rubbed bronze.

     2. Corridor Assembly: All are existing, to be re-used in existing locations.


C.   ELECTRICAL/TELEPHONE/DATA
     -------------------------

     1. Electrical Wall Outlets (1 outlet / 100 SF): Leviton "Decora" series, 2 pole, 3 wire, duplex outlet. Outlets are to be mounted vertically. Color: White.

     2. Telephone / Data Outlets (1 outlet / 150 SF): Single gang outlet box on interior walls with 1/2" metal conduit from the outlet box to above ceiling line. outlets are to be mounted vertically. Color: white.


D.   LIGHTING / SWITCHES
     -------------------

     1. Lighting (1 Fixture / 80 SF): 2' X 4', recessed, fluorescent, 3 tube light fixture with 4 8 cell parabolic lens, warm white light bulbs.

     2. Switches (per code): Leviton "Decora" series rocker type switch, double switched as required for Title 24 Regulations.

     3.    Exit Signs:  Self illuminated, per code


                          SCHEDULE 2 TO EXHIBIT B - 1

                            SCHEDULE 2 TO EXHIBIT B
                            -----------------------

                               BUILDING STANDARDS
                               ------------------



 E.  SUSPENDED CEILING
     -----------------

     1. Ceiling Grid: 2' x 2' suspended grid, white finish Chicago Metallic 3500 Series, Fine Line.

     2.    Ceiling Tile: Celotex Cashmere 2' x 2' lay-in-tile.

     3. Perimeter and atrium curtain pocket with approximately 9' ceiling heights (standard).


F.   SPRINKLERS
     ----------

     1. Sprinkler heads to be semi-recessed chrome heads, fitted with white, domed escutcheon plates.


G.   HEATING AND AIR CONDITIONING
     ----------------------------

     1. Zones (1 Zone / 600 SF): Water cooled heat pump unit located in the tenant plenum with low pressure, distribution ductwork and zones as required.

     2. Supply Air Grilles: Directional louvers connected to low pressure duct work. Color: White.

     3.    Return Air Grilles:  Directional louvers to return air plenum.

     4.    Thermostats:  Carrier model#MP-10


H.   FINISHES
     --------

     1.    Floor Covering ($14.0/0)Yard installed, with pad):

           Carpet:  Shaw Industries "Bay-Hill 32" over pad

     2.    Floor base:

           Existing Historic Base:  Patched and repaired as required

           New Base:  4" Burke or 5" x 1/2" Oak stained base.

     3.    Wall Finish:  "Sinclair" paint throughout lease area


                          SCHEDULE 2 TO EXHIBIT B - 2

                            SCHEDULE 2 TO EXHIBIT B
                            -----------------------

                               BUILDING STANDARDS
                               ------------------


     4. Window Covering: M & B, 1", horizontal mini-blinds to fit within each window on exterior and atrium windows. Color: Alibaster



                          SCHEDULE 2 TO EXHIBIT B - 3

                                   EXHIBIT C
                                   ---------

                     RULES AND REGULATIONS OF THE BUILDING
                     -------------------------------------

     1. Tenant and Tenant's employees shall not loiter in the entrance of corridors of the Building or in any way obstruct the sidewalks, entry passages, halls, stairways and elevators in and around the building, and shall use the same only as passageways, and means of passage, to and from their respective offices.

     2. The doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed, and doors leading into the corridors shall not be suffered to remain open. The water closets and urinals shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Subject to
Section 7.3 of the Lease, Tenant shall not mark, drive nails, screw or drill into, paint, or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work of the Building. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

     3. Subject to Section 17.19 of the Lease, no awning, shade, sign, advertisement or notice shall be inscribed, painted or affixed on or to any part of the outside or inside of the Building, except by the written consent of Landlord and unless it be of such color, size and style and in such place upon or in the Building as may be designated by Landlord. If Tenant desires window curtains [in addition to those already in the Premises and owned by Landlord], the same must be of such uniform shape, color, material and make as may be prescribed by Landlord and must be put up in the manner directed by Landlord, and paid for by Tenant. Tenant shall cooperate with Landlord in order to preserve the efficiency of the heating and [air conditioning] systems in the Building.

     4. Electric wiring of every kind shall be introduced and connected as directed by Landlord, and no boring or cutting for wires shall be allowed except with the consent of Landlord.

     5. Tenant shall not use any machinery in the Premises which may cause any excessive noise, as determined by Landlord in its sole judgment, reasonably exercised, or may cause any jar or tremor to the floors or walls, or which by its weight may injure the floors of the building.

     6. Landlord may limit the weight, size and position of all safes and concentrations of files used in the Building and such safes and concentrations of files shall in all cases stand on wood or metal of such size as shall be designated by Landlord. All damage done to the Building by putting in, taking out or

                                  EXHIBIT C-1
maintaining a safe or a concentration of files shall be repaired at the expense of Tenant. Landlord may likewise limit the weight, size and position of any equipment and machinery of every kind used in the Building. No machinery of any kind, whether manually or electrically operated, including, without limitation, IBM or other forms of electronic business machines, heating or air conditioning machines, and air or water cooling machines but excluding electrically operated typewriters and adding or calculating machines) will be allowed in the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     7. Tenant and Tenant's officers, agents and employees shall neither make nor permit any sound to be made in the Premises or the Building which would disrupt or interfere with the other tenants of the Building, nor make nor permit any other improper noises in the Building, nor interfere in any other way with other tenants or those having business in the Building, nor bring into nor keep within the Building any animal, bird or bicycle. Tenant and Tenant's officers, agents and employees shall not throw cigar or cigarette butts or other items of any kind out the windows or doors or down the passageways or skylights of the Building, or sit on or place anything upon the window sills or outside ledges.

     8. All freight must be moved into, within and out of the Building must be coordinated with, and under the supervision of, Landlord, and according to such regulations as may be posted in the Building, and shall be moved only between the hours of 9:00 a.m. and 11:00 a.m., and 2:00 p.m. and 4:00 p.m. of days other than Saturdays, Sundays and holidays (no moving being permitted on Saturdays, Sundays or holidays without Landlord's permission), but Landlord shall not be responsible for the loss of or damage to such freight from any cause.

     9. All keys shall be obtained from Landlord and all keys shall be returned to Landlord upon the termination of this Lease. Tenant shall not change the locks or install other locks on the doors. Neither Tenant, his agents nor employees shall have any duplicate key made.

     10. Use of the Premises before 8:00 a.m. or after 6:00 p.m., Monday through Friday, before 9:00 a.m. or after 2:00 p.m. on Saturdays, or at any time during Sundays and legal holidays, shall be subject to such reasonable rules and requirements as Landlord may from time to time prescribe.

     11. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude all other names therefrom and to make a reasonable charge for each and every name other than the name of Tenant which Tenant may

                                  EXHIBIT C-2
desire to be placed upon such bulletin board and to which Landlord may consent.

     12. No person shall be employed by Tenant to do janitorial work in any part of the Building without the prior written consent of Landlord.

     13. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord: is intoxicated or under the influence of liquor, drugs or any unlawful substance; displays boisterous, violent or reckless behavior; does not conduct themselves in a manner reasonably appropriate for an office building; presents themselves in a condition that could reasonably be considered offensive to others; or shall in any manner do any act in violation of the rules and regulations of the Building.

     14. Subject to Tenant's right of access to the Premises twenty-four hours a day, seven days a week, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and gates or doors closing the stairways thereof during such hours as Landlord may deem to be advisable for the adequate protection of the Building.

     15. Tenant, Tenant's employees, agents or associates, or other persons entering or leaving the Building when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit Tenant or any of Tenant's employees, agents or associates or any other person to the Building while it is so locked, without a pass previously arranged or other satisfactory identification, showing such person's right to access to the Building at such time However, Landlord assumes no responsibility whatsoever in connection therewith and shall not be liable for any damage resulting from any error in regard to any such pass or identification or from the admission of any unauthorized person to the Building.

     16. Landlord reserves the right to require issuance of a permit or pass authorizing removal by Tenant or its employees, agents or associates of any furniture, parcel, crate, typewriter or other sizable or valuable item of personal property from the Building.

     17. Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, except for a reasonable quantity of such material reasonably necessary for the conduct of Tenant's trade or business.

     18. Tenant agrees that at no time will it permit any equipment, machinery or device of any kind to be extended out of

                                  EXHIBIT C-3
any window of the Premises or on any ledge outside of any such window, specifically including any air conditioner or air conditioning equipment.

     19. Landlord reserves the right at any time to change or rescind any one or more of these rules or regulations or to make such other further reasonable rules and regulations applicable to all tenants of the Building as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and the Building, and for the preservation of good order therein as well as for the convenience of other occupants and tenants therein. Subject to Section 6.7 of the Lease, Landlord shall not be responsible to Tenant herein or to any other person for the nonobservance or violation of the rules and regulations by any other tenant or other person. Tenant shall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

     20. Tenant at all times agrees to abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.

     In the event of a conflict between one of the rules and regulations and a provision in the Lease, the provisions of the Lease shall control.

                                  EXHIBIT C-4

                                   EXHIBIT D
                                   ---------

                FORM OF NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                ------------------------------------------------

     This Agreement is made on ____________, between _______________________
("Superior Mortgagee"), whose address is ________________, ____________________
__________ ("Landlord"), whose address is ______________________________, and
________________, a _________________ corporation ("Tenant"), whose address is
_________________________________, who agree as follows:

     1.    Recitals. This Agreement is made with reference to the following
           --------
facts and objectives:

           (a) Superior Mortgagee is, or it is anticipated that Superior Mortgagee will become, the beneficiary under a certain deed of trust ("Trust Deed") on improved property located at 304 South Broadway, City and County of Los Angeles, State of California, 90013 ("Property"). Superior Mortgagee shall also be deemed to include any lender who executes this Agreement and subsequently acquires title to the Building pursuant to a bankruptcy proceeding involving Landlord.

           (b) On or about August __, 1996, Landlord leased to Tenant, and Tenant leased from Landlord, a portion of the Property. A copy of the lease between Landlord and Tenant ("Lease") is attached hereto as Schedule "1" and made a part hereof by this reference.

           (c) The parties desire, under the provisions set forth in this Agreement, to assure Tenant that in the event of the foreclosure of the Trust Deed, or in the event of a sale in lieu of such foreclosure, or in the event that Superior Mortgagee directly or indirectly becomes the new landlord of the Building because of its providing financing to Landlord, the terms of the Lease shall not be terminated, disturbed, or adversely affected, provided an Event of Default has not occurred under Section 11.2 of the Lease and subject to the cure rights set forth in Section 11.2 of the Lease ("Tenant Default").

     2.    Attornment. If Landlord is in default under the Trust Deed after
           ----------
expiration of the applicable period that Landlord has in which to cure its default, and if a foreclosure sale takes place due to such default, or if Superior Mortgagee shall notify Tenant of such transfer of title to the Property or if Superior Mortgagee becomes the new Landlord of the Building, after receipt of such notice, upon the effective date of such transfer of title, and after Tenant has received written notice of such transfer of title, Tenant shall attorn to Superior Mortgagee and shall recognize Superior Mortgagee as Tenant's landlord under the

                                  EXHIBIT D-1

Lease, and Tenant agrees to execute any instruments reasonably requested to evidence such attornment. Upon attornment, the Lease shall continue in full force and effect, so long as a Tenant Default has not occurred, and Tenant shall perform all Tenant's obligations under the Lease directly to Superior Mortgagee, as if Superior Mortgagee were the landlord under the Lease. Tenant agrees to make any modifications of the Lease requested by Superior Mortgagee hereunder, provided that such modifications do not adversely affect any right of Tenant under the Lease or increase any of Tenant's monetary obligations under the Lease.

     3.    Non-Disturbance by Superior Mortgagee. If a Tenant Default is not in
           -------------------------------------
existence at the time of the transfer of title as provided in the above paragraph, the Lease shall continue with the same force and effect as if Superior Mortgagee and Tenant had entered into a lease with the same provisions as those contained in the Lease, and the terms of the Lease and Tenant's leasehold estate in the Property shall not be terminated, disturbed, or adversely affected, except according to the terms of the Lease.

     4.    Conditions of Superior Mortgagee's Recognition.  Until a Tenant
           ----------------------------------------------
Default occurs, Superior Mortgagee or such other purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term and any renewals thereof with the same force and effect as if Superior Mortgagee or such other purchaser were the landlord under the Lease, and Superior Mortgagee and Tenant shall immediately enter into a written agreement with the same provisions as those in the Lease, except for any technical changes that are necessary because of the substitution of Superior Mortgagee in place of Landlord; provided, however, that Superior Mortgagee, or such other purchaser, shall not be (i) liable for any act or omission of Landlord or any other prior lessor which occurred prior to the time the Superior Mortgagee purchased or acquired its interest under the Lease, except with respect to Tenant's right to deduct from rents next due under the Lease, together with interest thereon at the Interest Rate, as defined in the Lease, any (a) unpaid tenant improvement allowance (including allowances for initial construction), or the cost incurred by Tenant in constructing or completing the tenant improvements which were required to be constructed or completed by Landlord at Landlord's expense, or (b) unpaid arbitration or court award, (ii) except as provided in (i) to the contrary, obligated to cure any defaults of Landlord or any other prior lessor under the Lease which occurred prior to the time that Superior Mortgagee purchased or acquired its interest under the Lease (except to the extent that the default is not monetary and remains in existence at the time the Superior Mortgagee purchased or acquired its interest under the Lease), (iii) except as provided in (i) to the contrary, subject to any offsets or defenses which Tenant may be entitled to assert against Landlord or any other prior lessor; (iv) bound by any payment of rent or additional rent by Tenant to Landlord

                                  EXHIBIT D-2
or any other prior lessor for more than one month in advance, bound by any amendment or modification of the Lease which would adversely affect any right of Landlord under the Lease made without the written consent of Superior Mortgagee or such other purchaser who has first, in writing, notified Tenant of its interest, which consent cannot be unreasonably withheld, or (vi) except as provided in (i) to the contrary, liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to Landlord or any other prior lessor, whether or not still held by Landlord, unless and until Superior Mortgagee or such other purchaser has actually received for its own account as landlord the full amount of such security deposit, or any portion thereof (such liability and responsibility being limited to the amount received, if any).

     5.    Special Payment. Notwithstanding anything to the contrary set forth
           ---------------
in this Agreement or in the Lease, in the event that the Landlord fails to pay to Tenant (a) any tenant improvement allowance, or (b) unpaid final arbitration award or court judgment, Superior Mortgagee or such other successor to the interests of Landlord and/or the Superior Mortgagee shall pay to the Tenant, together with interest at the Interest Rate, such unpaid amounts. With respect to all such payments, interest shall be computed from the date such amounts are in fact paid.

     In the event Landlord, Superior Mortgagee or such other successor to the interests of Landlord and/or Superior Mortgagee shall fail to pay to Tenant such unpaid amounts, Tenant may deduct such amounts, together with interest thereon at the Interest Rate and computed as set forth above, from the rent next becoming due and payable under the Lease.

     6.    Covenants of Superior Mortgagee.
           -------------------------------

           (a) Superior Mortgagee shall, at the request of Tenant, oppose any rejection of this Lease in the event a bankruptcy proceeding is instituted involving Landlord as the debtor.

           (b) Superior Mortgagee shall serve Tenant, in the same manner and at the same time, with a copy of all notices it serves on Landlord with respect to any default by Landlord on any obligation of Landlord to Superior Mortgagee.

     7.    Miscellaneous.
           -------------

           (a) No Effect on Trust Deed. Nothing in this Agreement shall be
               -----------------------
     deemed to change in any manner the provisions of the Trust Deed as between Superior Mortgagee and Landlord, to waive any right that Superior Mortgagee may now have or later acquire against Landlord by reason of the Trust Deed.

                                  EXHIBIT D-3

     (b) Attorneys' Fees. If any party commences an action against any of the
         ---------------
     other parties arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of such action.

           (c) Notice. Any notice, demand, request, consent, approval, or
               ------
     communication that any party desires or is required to give to another party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Agreement. Any party may change its address by notifying the other parties of the change of address. Notice shall be deemed communicated within two (2) business days from the time of mailing, if mailed as provided in this paragraph.

           (d) Successors. This Agreement shall be binding on and inure to the
               ----------
     benefit of the parties and their successors.

           (e) Governing Law. This Agreement shall be governed by, and construed
               -------------
     in accordance with, the laws of the State of California.

           (f) No Modifications Unless in Writing. This Agreement contains all
               ----------------------------------
     of the agreements and understandings between the parties regarding this Agreement relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such Lease. This Agreement supersedes any and all prior agreements and understandings between Landlord, Tenant and Superior Mortgagee and alone expresses the agreement of the parties. This Agreement shall not be amended, changed or modified in any way unless in writing executed by Landlord, Tenant and Superior Mortgagee. Landlord, Tenant and Superior Mortgagee shall not have waived or released any of their rights hereunder unless in writing and executed by Landlord, Tenant and Superior Mortgagee.

                                  EXHIBIT D-4

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              LANDLORD:

                              _______________________________,
                              a _____________________________


                              By: ___________________________
                              Its: __________________________


                              TENANT:

                              _______________________________,
                              a _________________________


                              By: ___________________________
                              Its: __________________________


                              SUPERIOR MORTGAGEE:
                              ------------------

                              _______________________________,
                              a _____________________________


                              By: ___________________________
                              Its: __________________________



                                  EXHIBIT D-5

                            SCHEDULE 1 TO EXHIBIT D
                            -----------------------

                                     LEASE


                              [* TO BE ATTACHED *]



                                  EXHIBIT D-6

                                   EXHIBIT E
                                   ---------

                          FORM OF ESTOPPEL CERTIFICATE
                          ----------------------------

TO:        _________________________________________________

FROM:      _________________________________________________

RE:        _________________________________________________

          [*LANDLORD/TENANT*] hereby certifies the information set forth below with respect to the Lease as of the date of this certificate.

          1. The Lease is unmodified and in full force and effect [or "The Lease, as modified by the above-referenced amendment(s), is in full force and effect" except as noted herein].

          2. Tenant made its latest payments of Base Rent and Additional Rent (in respect to Tax Costs and Operating Costs) under the Lease on the following dates, in the following amounts:

                         Date                      Amount
                         ----                      ------

Base Rent:      _____________, 19__           $_______________

Additional
   Rent              _____________, 19__             $_______________

          3. To the best knowledge of [*LANDLORD/TENANT*], [except as set forth below,] [*TENANT/LANDLORD*] is not in default under the Lease.

Date: _________          ______________________________,
                              a ____________________________


                              By: __________________________

                              Title: _______________________


                                  EXHIBIT E-1

                                   EXHIBIT F
                                   ---------

                             INTENTIONALLY OMITTED



                                  EXHIBIT F-1

                                   EXHIBIT G
                                   ---------

                              RIGHT OF FIRST OFFER
                              --------------------

     A. Tenant shall have the right to send to Landlord a notice (the "Request Notice") advising Landlord that Tenant is interested in possibly
---------------
leasing additional space in the Building. Within ten (10) days of receipt of a Request Notice, Landlord shall promptly notify Tenant of when and what space in the Building is or will be so available within the next six (6) months (the

"Available Space"). Tenant thereupon shall have the right (the "ROFO") to lease
----------------                                                ----
all or any part of such Available Space at the Fair Market Rate for the remaining term of the Lease, except that Tenant shall have no such right:

     1.    if Tenant is in default pursuant to Section 11.2 of the Lease; or

     2. if the portion of the Available Space not leased by Tenant is not in a rentable configuration or size; or

     3. after that date which is the five (5) year anniversary of the Commencement Date; provided, however, that if Tenant exercises its Renewal Option (as set forth in Section 2.5 of the Lease), then Tenant's rights pursuant to this Exhibit G shall resume commencing on the first (1st) day of the renewal
        ---------
term (the "Renewal Term Commencement Date") and terminating on that date which
           ------------------------------
is the two (2) year anniversary of the Renewal Term Commencement Date.

     B. The ROFO shall be exercised by Tenant's notifying Landlord, within ten (10) days after Tenant's receipt of the notice of availability of the Available Space, of Tenant's exercise of its right to lease such Available Space (or such portion of such Available Space identified by Tenant in such notice which thereupon shall be deemed the Available Space) upon the terms of this Exhibit G. If Tenant so notifies Landlord, Landlord shall deliver the Available
---------
Space to Tenant upon the date such space is available and shall prepare an amendment to the Lease adding the Available Space to the Premises on the date of delivery on the terms set forth in this Exhibit G, which amendment shall be
                                        ---------
delivered to Tenant promptly after exercise and executed by Tenant within thirty
(30) days after Tenant's receipt of same from Landlord. The privileges for parking which Tenant receives in connection with the Available Space shall be within one (1) block of the Building and shall be at the higher of three (3) privileges per 1,000 RSF or the parking rights determined in accordance with the definition of Fair Market Rate.

     C. Tenant may not send a Request Notice until six (6) months have elapsed since the day Tenant previously sent a Request Notice to Landlord following the execution by Tenant of rejection of the right to lease the Available Space.

                                  EXHIBIT G-1

     D. If Landlord and Tenant are unable to agree as to the Fair Market Rate within thirty (30) days following Tenant's exercise of each such ROFO, then Landlord must lease such Available Space to Tenant at the Fair Market Rate determined in accordance with Section 2.5(b) of the Lease. To the extent Tenant is granted other concessions in accordance with the determination of Fair Market Rate such as any allowance, etc., such concessions shall be provided to Tenant with Landlord incorporating the appropriate provisions of the Lease in the amendment to reflect any allowance, Build-Out Period (as defined in Paragraph E below), disbursement procedures, etc., to reflect the implementation of the Fair Market Rate determination.

     E. Rent for the Available Space shall commence upon the earlier of (i) the date Tenant commences business operations from such Available Space and (ii) the date determined in accordance with the definition of Fair Market Rate for the build out of the Available Space (the "Build-Out Period"), which Build-Out
                                           ----------------
Period shall be extended one (1) day for each day Tenant is delayed in designing or constructing its tenant improvements because of any delay caused by Landlord or Landlord's agents employees or contractors or Force Majeure Events (as defined in Section 17.13 of the Lease).

                                  EXHIBIT G-2